                                                                   Exhibit 10.19

                                                               EXECUTION VERSION
                           TRIPLE NET INDUSTRIAL LEASE

THE STATE OF TEXAS      Section
                        Section
COUNTY OF FORT BEND     Section

     This Triple Net Industrial Lease ("LEASE") is made and entered into by and between Landlord and Tenant hereinbelow named, to be effective as of the Effective Date.

                                   WITNESSETH:

     1. DEFINITION OF BASIC TERMS. The parties hereby agree that the following defined terms will have the following meanings when used elsewhere in this Lease (the "BASIC LEASE TERMS"):

          A. "LANDLORD": GSL 16/VIF GILLINGHAM, L.P., a Texas limited partnership.

          Address for Notice:

          5858 Westheimer, Suite 800
          Houston, Texas 77057
          Attn: Mr. Welcome Wilson, Jr., and Mr. Welcome Wilson, Sr. Telecopy No.: 713-952-7007 AND 713-952-7733

          With Required Copy to:

          Jonathan Peckham, Esq.      AND   Timothy J. Heinrich, Esq.
          Adams and Reese LLP               Boyar & Miller, P.C.
          1221 McKinney, Suite 4400         4265 San Felipe, Suite 1200
          Houston, Texas 77010              Houston, TX 77027
          Telecopy: (713) 652-5152          Telecopy: (713) 552-1758

          B. "TENANT": SUNTRON GCO, LP, a Texas limited partnership .

          Address for Notice:

          1111 Gillingham Lane
          Sugar Land, TX 77478
          Attn: Mr. Alan Mills, Director of Facilities
          Telecopy No.: 281-243-5509
          Email address: Alan.Mills@suntroncorp.com

          with a copy to:

          Suntron Corporation
          2401 West Grandview Road
          Phoenix, AZ 85023
          Attn: Hargopal (Paul) Singh
          President and CEO
          Telecopy: 602-282-5600
          Email: paul.singh@suntroncorp.com


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

          C. "LAND": That approximately 32.4061-acre tract of land located at 1111 Gillingham Lane, in Sugar Land, Fort Bend County, Texas, in the Brown and Belknap League Survey, Abstract No. 15, Fort Bend County, Texas, and more particularly described by metes and bounds on EXHIBIT "A", attached hereto and incorporated herein by this reference.

          D. "PREMISES": The following: (i) that portion of the Facility containing approximately 222,600 square feet of gross leasable area of industrial and warehouse space, as more particularly described by diagram on EXHIBIT "A-1" attached hereto and incorporated herein by reference, together with all rights, privileges, easements, and appurtenances belonging to or in any way pertaining thereto, plus (ii) a variable quantity of Office Space as provided in Paragraphs 7 and 8 of EXHIBIT "E", plus (iii) for the period stated therein, the Sealed Inventory Temporary Space as provided in Paragraph 6 of EXHIBIT "E". For purposes of this Lease, the portion of the Premises described on EXHIBIT "A-1" is sometimes herein separately called the "WAREHOUSE/MANUFACTURING PORTION OF THE PREMISES." For purposes hereof, the gross leasable area of the Premises is stipulated and agreed to be the square footage assigned by this Lease, whether or not the same would be more or less by any particular measurement or re-measurement thereof, and includes second floor or mezzanine space to the extent currently existing in any area designated as "Premises" hereunder.

          E. "EFFECTIVE DATE": The same date as the Commencement Date.

          F. "TERM": Eighty-Four (84) months from the Commencement Date, plus the partial month, if any, during which the Commencement Date occurs if the Commencement Date occurs other than on the first day of a calendar month. Such word also includes any extension of the initial term of this Lease as and if properly extended by Tenant for a Renewal Term (if any Renewal Options are contained herein) or any term of renewal otherwise agreed upon in writing by the parties (including permissive month-to-month holdover under Section 13(a) hereof).

          G. "BASE RENTAL": means the following sums of fixed monthly rental that are due from Tenant to Landlord during the initial Term of this Lease:

Months of Term                        Monthly Base Rental
--------------                        -------------------
One (1) - Twelve (12)***              $141,180.00*
Thirteen (13) - Forty-Two (42)        $122,430.00* + Office Space Base Rental**
Forty-Three (43) - Eighty-Four (84)   $122,430.00* + Office Space Base Rental**
                                         + 7% Escalation (see below)

Base Rental also refers to any amount referred to as such in any amendment hereto mutually agreed to in writing by the parties for the extension of the Lease Term not pursuant to a Renewal Option contained herein. The Base Rental amounts are subject to 7% escalation per the provisions in Paragraph 4 of EXHIBIT "E" to this Lease.

* [During any period that Sealed Inventory Temporary Space is part of this Lease per Paragraph 6 of EXHIBIT "E", add $500.00/month]

** [See Paragraph 7 of EXHIBIT "E" for applicable amount of Office Space Base Rental]

***  [Plus any partial month during which the Commencement Date occurs]

          H. "SECURITY DEPOSIT": Means: $500,000 Letter of Credit as described in Section 11.

          I. "PERMITTED USE": means (i) general office use, (ii) manufacturing and assembly of electronic components, and (iii) warehouse use (including shipping, packing and receiving) for goods, materials and equipment manufactured or distributed by Tenant (the Office Space, however, shall be used for office uses only), in each case subject to the restrictions elsewhere herein (including, without limitation, the restriction on High Risk Use).

          J. "CORE PROPOSED USE": means use for manufacturing and assembly of electronic components, including, but not limited to, circuit boards, and related office and warehouse use, subject to the restrictions elsewhere herein (including, without limitation, the restriction on High Risk Use). Office Space, however, shall be used for office uses only.

          K. "GUARANTOR(S)": Suntron Corporation, a Delaware corporation .


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          L. "RENEWAL TERM(S)": One (1) term of eighty-four (84) months, commencing immediately upon the expiration of the initial term.

          M. "INITIAL ESTIMATED ADDITIONAL RENT PAYMENTS" means:

CAM Costs -   $________________ per month
Taxes -       $________________ per month
Insurance -   $________________ per month

          N. "FACILITY" means the building(s), structures, improvements and fixtures currently existing on the Land as of the Effective Date or constructed on the Land at Landlord's option as provided herein, together with the Land.

          O. "BUILDINGS" means the tenant occupiable structures located on the Land (and "BUILDING" refers to one or more of the Buildings, as indicated). "PRIMARY BUILDING" means the building in which the Premises are located and the parties acknowledge it is the only Building located within the Facility on the Commencement Date. The Primary Building (and Facility) on the Commencement Date is stipulated and agreed (but not warranted or represented under any particular measurement) to contain 487,550 square feet of leasable area, and the same is not subject to re-measurement or dispute by either party during the Term; provided, however, that if additional Buildings (or extensions or additions to the Primary Building) are constructed on the Land, then their leasable area shall be measured to contain the number of gross square feet as are contained in each enclosed floor of their structure, measuring from the exterior of the exterior walls (disregarding any inset glass or similar insets) to the center of the space without deduction for structural elements, columns or any other obstructions of any nature. If mezzanine areas are constructed in any Buildings (including the Primary Building) after the Commencement Date, then such added mezzanine areas will be disregarded for purposes of adding to the Facility gross leasable area and adjusting Tenant's Proportionate Share. Upon full completion of such additional or added Building area (but only upon full completion thereof), Tenant's Proportionate Share for purposes of this Lease shall be adjusted by adding the gross leasable square footage thereof, as conclusively measured and determined (as long as in good faith) by Landlord's independent architect using the foregoing measurement criteria, to the above stated square footage of the Buildings as and if previously adjusted pursuant to this clause.

          P. "BROKERS": Though not entitled to a commission in connection with this Lease, The Staubach Company, Bob Berry, agent, is representing Tenant in these lease negotiations ("TENANT'S BROKER"), and River Oaks Financial Group, Inc., is representing Landlord in these lease negotiations ("LANDLORD'S BROKER"); each such broker having agreed to accept its commissions relating to the sale of the Premises by Tenant to Landlord as its sole compensation for all services relating to such sale and this Lease.

          Q. "SUPPLEMENTAL LOC" means that certain $1,500,000 Letter of Credit described in Section 11A.

          R. "SALE CONTRACT" means that certain Earnest Money Contract dated to be effective as of December 27, 2005, as amended, between GSL Industrial Partners, L.P., as predecessor to Landlord by assignment, as Buyer, and Tenant, as Seller, providing for Tenant's sale of the Facility to Landlord, along with certain adjacent land which is not part of the Facility.

          S. "GLOSSARY": means the Glossary of Certain Defined Terms set forth as Addendum No. 1 to this Lease. The following terms are defined in the Glossary (or the location for their definition is given therein):

Defined in Glossary (Alphabetical):     Location Given in Glossary (Order of Appearance):
-----------------------------------     -------------------------------------------------
Applicable Holdover Multiplier          Lease
Approved Environmental Inspector        Commencement Date
Claims and Losses                       rental
CAM Costs                               Existing Mortgagee SNDA Agreement
Common Areas                            SNDA Agreement
EDGAR                                   Renewal Option
Environmental Laws                      Renewal Term
Events of Default                       Fair Market Value Rental Rate
Expanded Environmental Report           Sealed Inventory Temporary Space
Hazardous Materials                     Unincluded Building Area
High Risk Use                           Temporary Office Space
Home Page                               Initial Office Space Term
Initial Required Environmental Report   Extended Office Space Term


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
Mortgagee                               Office Space Base Rental
Mortgage(s)                             Data Center Area
Office Space                            Other Acceptable Location
Permitted Materials                     Relocated Temporary Office Space
Proportionate Share                     Additional Office Space
Recommended Practices                   Security Deposit LOC
Restrictions                            Acceptable Security Deposit Letter of Credit
Special Business Requirements and       Supplemental LOC
Licenses Taxes
Uniform Mandatory Change

     2. DEMISE; COMMON AREA USAGE.

          (a) General Demising Clause. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases and takes the Premises from Landlord, on the terms and conditions stated in this Lease.

          (b) Common Areas; Parking Rights Tenant and its partners (if a partnership), officers, employees, agents, customers, invitees, and/or licensees shall have the non-exclusive right to use the Common Areas for their designed purposes (except Other Party Parking Areas), including (i) right to Tenant's Proportionate Share of the number of parking spaces existing in the Facility as of the Commencement Date (not any added thereafter except spaces that replace one or more such spaces existing on the Commencement Date but later demolished), either on a designated or undesignated (first come first-served) basis as described below ("TENANT'S MINIMUM PARKING ALLOCATION"); and (ii) the non-exclusive right to use Common Area driveways within the Facility (excluding other tenants' reserved areas such as loading docks, reserved parking, exclusive service areas, etc.), in each case subject to such rules and regulations ("RULES AND REGULATIONS") with regard to such Common Area use as Landlord may from time to time in good faith prescribe and publish to Tenant in writing for valid business purposes, and subject to use and rights of ingress and egress of Landlord and other tenants, and their respective employees, agents, contractors, customers, invitees, licensees and visitors. The initial Tenant's Minimum Parking Allocation hereunder is based on Tenant's initial Proportionate Share, which in turn is based on the size of the Premises excluding the Additional Office Space, and Tenant's Minimum Parking Allocation automatically adjusts at the time that there is any adjustment of Tenant's Proportionate Share (including because of reduction in the Temporary Office Space as provided in Paragraph 7 of EXHIBIT "E"). The initial Tenant's Minimum Parking Allocation will be provided on an unreserved, undesignated basis; provided, however, that it is the parties understanding that at all times during such period that Tenant's Minimum Parking Allocation is undesignated, there will be sufficient parking available to Tenant to satisfy Tenant's Minimum Parking Allocation. Upon Landlord's election from time to time by written notice to Tenant, Landlord may designate specific parking spaces comprising Tenant's Minimum Parking Allocation in the Facility and require that Tenant park only in those designated areas (as located and relocated from time to time hereunder, the "DESIGNATED TENANT PARKING AREAS"), which Designated Tenant Parking Areas may, at any time Landlord elects as long as Landlord pays to remove and/or move any parking signage installed by Tenant, either be reverted to common (undesignated) parking or moved to a different location in the Facility. At any time that there are Designated Tenant Parking Areas for Tenant established by Landlord as herein provided, Tenant shall have the right to reserve such Designated Tenant Parking Areas for its exclusive use by appropriate signage and, provided such signage and any other measures taken by Tenant (such as manning after hours phone numbers to take calls regarding towed vehicles, etc., if any) are sufficient to comply with applicable law, Tenant may establish a right to tow parkers in Designated Tenant Parking Areas who are not Tenant's partners (if a partnership), officers, employees, agents, customers, invitees, and/or licensees ("TENANT'S PARKERS"). Landlord shall not be responsible for enforcing Tenant's exclusive or reserved parking rights in any Designated Tenant Parking Areas against any third parties, but agrees to notify each other tenant of the Facility that the Designated Tenant Parking Areas are reserved for Tenant's exclusive use when the same may be the case from time to time hereunder. Tenant hereby agrees to and does hereby indemnify, defend and hold harmless Landlord from any liabilities, claims, actions, suits, proceedings, judgments, costs, fees and expenses (including, without limitation, costs of litigation, costs of court and reasonable attorneys' fees), arising out of Tenant's reservation of the Designated Tenant Parking Areas as reserved and the enforcement of such exclusive parking by towing or otherwise, provided that Landlord has disclosed to each other tenant of the facility that Tenant has such rights to reserve parking in the Designated Tenant Parking Areas. The remainder of the parking areas in the Facility that are not Designated Tenant Parking Areas (collectively, the "OTHER PARTY PARKING AREAS") may be operated by Landlord as common parking area for multiple tenants of other tenant space in the Facility, or to grant other tenants the right to reserve specified areas thereof for their exclusive use, but none of such Other Party Parking Areas shall be used by Tenant's Parkers at any time that there are Designated Tenant Parking Areas established hereunder. Landlord and/or such other tenants may establish towing policies and signage for the enforcement of exclusive parking for other tenants (and their employees, visitors, etc.) in the Other Party Parking Areas if they so elect. Prior to any other tenant leasing another part of the Facility, Landlord will not enforce Tenant's obligation to cause the Tenant Parkers to park exclusively in Designated Tenant Parking Areas. No provision hereof


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

allowing Tenant reservation of Designated Tenant Parking Areas by Tenant or allowing other tenants to do the same with respect to Other Party Parking Areas in the Facility shall ever be deemed to require that Landlord account to Tenant and other tenants for their respective CAM Costs solely with respect to such party's own designated parking areas; rather, all parking areas will be treated and accounted for as Common Area for CAM Cost purposes. If Tenant causes undue damage or wear to the Common Area parking or driveway areas by reason of all or some of its truck traffic being over a reasonable weight limit for a parking area of this nature, Tenant will be responsible for the entire cost to repair such damage or undue wear if Tenant's truck traffic can be identified to have caused the same.

          (c) No Blockage of Common Areas. Tenant shall, at its own cost and expense, keep its employees, agents, customers, contractors, invitees, and/or licensees from parking on any streets running through or contiguous to the Facility or any other Common Areas that are not striped and identified by Landlord as Common Area parking spaces. Tenant hereby consents to the removal of any vehicle in violation of the foregoing designated parking areas as established by Landlord, subject to Landlord's compliance with any signage or other legal requirements related to towing of vehicles. Tenant agrees that it will not engage in, authorize or cause vehicle washing or any significant washing operations of any type (other than reasonable restroom or kitchen washing) to take place in the Premises, including the truck apron, docks and parking areas, or in any of the Common Areas. There will be no overnight truck parking in Common Areas (including Designated Tenant Parking Areas); provided, however, Landlord agrees that Tenant may park small trucks and other vehicles owned by Tenant overnight in the Designated Tenant Parking Areas as long as not parked in any areas not marked as parking spaces.

     3. PAYMENT OF BASE RENTAL; ADDITIONAL RENT PAYMENTS.

          (a) Base Rental. The monthly installments of Base Rental hereunder shall be payable monthly on the first day of each calendar month throughout the Term, without demand, offset or deduction except as specifically provided for in this Lease. Monthly Base Rental for any partial month during which the actual Commencement Date occurs shall be pro rated on a per diem basis and paid on the Commencement Date.

          (b) Additional Rent Payments. All payments required of Tenant under this Lease, whether or not designated as such, are additional "rent" for all purposes of this Lease and are sometimes herein collectively called "RENT" or "RENTAL," and all rental due hereunder that is not Base Rental is herein sometimes separately referred to as "ADDITIONAL RENT." Unless otherwise expressly so stated in the relevant provision of this Lease requiring such Additional Rent payment, all Additional Rent shall be paid by Tenant to Landlord with the payment of the next monthly Base Rental due from Tenant following Landlord's written invoice for such charge, but if the invoice is not received by the twentieth (20th) of a calendar month, then Tenant has thirty (30) days after Landlord's invoice in which to make payment. Except for the automatic monthly Additional Rent payments due without invoicing or demand with the Base Rental as provided in paragraph (c), immediately below, Landlord may bill Tenant for Additional Rent on a monthly, quarterly or other periodic basis chosen from time to time by Landlord, and may do so at different intervals for different types of payments.

          (c) Certain Additional Rent Payments. Without limitation of the foregoing, Tenant agrees to pay to Landlord, as Additional Rent, without demand, offset or deduction (except as specifically provided for in this Lease) (i) Tenant's Proportionate Share of Taxes pursuant to Section 7, (ii) Tenant's Proportionate Share of maintaining Landlord's insurance pursuant to Section 9(a), and (iii) Tenant's Proportionate Share of CAM Costs pursuant to Section
10. During each month of the term of this Lease, on the same day that Base Rental is due hereunder, Tenant shall pay to Landlord, in advance as Additional Rent, an amount equal to one-twelfth (1/12) of the estimated annual cost of its share of such items as shown by Landlord's most recent estimate statement received from Landlord. The initial monthly Additional Rent payments in Section 1.M. of the Basic Lease Terms are based upon the estimated amounts due for each item for the year in question, and shall be adjusted periodically to reflect the projected actual cost of all such items, and reconciled when actual figures are known as hereinbelow provided. If the Tenant's total estimated Additional Rent payments actually made to Landlord hereunder for any of the above three items for a given year (or insurance year, as applicable) are less than Tenant's actual Proportionate Share of such item, Tenant shall pay the difference to Landlord within thirty (30) days after demand. If the total estimated Additional Rent payments actually made by Tenant for any of the above three items for a given year (or insurance year, as applicable) are more than Tenant's actual Proportionate Share of such item, Landlord shall refund such excess to Tenant within thirty (30) days after Landlord completes the accounting for the prior year, or retain such excess and credit it against Tenant's next Additional Rent payments (or reconciliation payments) due hereunder.

     4. USE OF THE PREMISES.

          (a) In General. The Premises shall be occupied only by Tenant, and only for the Permitted Use as defined in the Basic Lease Terms. The Permitted Use shall expressly include, but not necessarily be limited to, the Core Proposed Use as


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

defined in the Basic Lease Terms. Tenant is responsible for having verified that the regulations and restrictions affecting the Land permit such Core Proposed Use and any other desired Permitted Use by Tenant. The Permitted Use shall be subject to any and all other specific restrictions on use stated elsewhere in this Lease. All risk of obtaining, and for satisfying requirements for, Special Business Requirements and Licenses, and complying with all regulations and restrictions applicable to the Premises are Tenant's sole risk and expense.

          (b) Nuisance; Excessive Vibration. Tenant agrees that it will not engage in any use of the Premises, whether or not within the definition of Permitted Use, in a manner that results in (i) the setting up of Excessive Vibration (as hereinbelow defined) in the structure of the Primary Building or
(ii) creation of a legal nuisance to or other unreasonable interference with the business of any other tenant in the Facility, or to the users of Common Areas or any adjacent or nearby property, by reason of smoke, fumes, dust, noise or similar matter. For purposes hereof, "EXCESSIVE VIBRATION" is the level of vibration that would normally be considered inappropriate or undesirable for a multi-tenant property in which tenants are engaged in warehouse and light industrial use of a typical nature. Landlord agrees to include a clause substantially similar to the foregoing, but in each case including the above definition of Excessive Vibration (such clause being herein called the "STANDARD NUISANCE CLAUSE"), in each lease of space in the Facility to another tenant.

     5. COMMENCEMENT DATE. The "COMMENCEMENT DATE" shall be March __, 2006.

     6. AS-IS CONDITION ACCEPTED BY TENANT. Tenant acknowledges that (i) it has inspected and accepts the Premises and Facility, (ii) the buildings and improvements comprising or containing the Premises are suitable for the purpose for which the Premises are leased, (iii) the Premises and Facility are in good and satisfactory condition, and (iv) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises or Facility, have been made to Tenant by Landlord (except Landlord's work required under Section 15(b), which is NOT a condition to commencement of the Term of this Lease or payment of rental hereunder, and future ongoing repair obligations of Landlord under Section 15 hereof). Tenant accepts the Premises and any rights it receives hereunder in or to the use of any part of the Facility "AS-IS," "WITH ALL FAULTS" and without representation or warranty of any nature or kind from Landlord. The square foot area of the Premises is not guaranteed or warranted by Landlord.

     7. TAXES. Each tax year during the Term of this Lease, Tenant shall pay to Landlord, as Additional Rent in accordance with Section 3(c) hereof, Tenant's Proportionate Share of all Taxes for that year as defined in the Glossary. Any Taxes for a fractional year shall be prorated. Tenant shall pay all property, excise or other taxes on Tenant's inventory, furnishings, equipment or fixtures at the Premises prior to delinquency. If any such property of Tenant is ever assessed to Landlord as part of the assessment of Taxes relating to the Facility or Premises, Tenant shall cooperate with Landlord to promptly separate such tax assessments that should be made directly to Tenant on its property, but until such separation is effectuated Tenant will pay Landlord the amount of taxes assessed against such items as additional Taxes hereunder.

     8. UTILITIES.

          (a) Utility Connections; Sub-metering; Service Capacities. Landlord agrees to provide water and sewer, electricity, and telephone service connections (but not telephone systems or equipment, which Tenant shall provide at its own sole cost) to the Premises, which shall hereafter be maintained by Tenant. Electricity connection will be in the capacity currently existing to Tenant's meter with the electricity supplier, Landlord and Tenant acknowledging that the Warehouse/Manufacturing Portion of the Premises is presently separately and directly metered for direct connection in Tenant's name and neither Landlord nor Tenant shall change such direct connection arrangement without the other's prior written consent. Water and sewer connection will be provided through a common service connection of Landlord with the relevant utility supplier, and Tenant shall be entitled to use up to its Proportionate Share of the water and sewer capacity allocated to the Facility as a whole, unless Landlord adds additional water and sewer capacity at its (or another tenant's) sole cost after the Commencement Date for the purpose of allocating such added water and sewer capacity to another tenant or tenants of the Facility, in which event Tenant's Proportionate Share will continue to be its Proportionate Share of the capacity existing as of the Commencement Date. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, and the maintenance charges for utilities, and shall furnish all electric light bulbs and tubes for the interior of the Premises (and the interior of any other areas of the Primary Building that Tenant may have any right to use hereunder whether periodically or temporarily), as well as all lighting attached to the exterior of the Premises, and as to any commonly metered utilities such as water and sewer will pay its pro rata share based on usage as reasonably determined by Landlord. Landlord shall have the right (but not the obligation) to cause any of said utility services to be separately metered to Tenant or sub-metered, at Landlord's expense, and any such utilities so directly metered will be connected in Tenant's name and billed directly to Tenant by the utility supplier (and paid by Tenant directly to the utility supplier) or, if sub-


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

metered, such sub-meter will be used to determine Tenant's pro rata share of such utility cost. Until such time as Tenant is no longer the sole occupant of the Facility, Tenant will pay 100% of the usage charges for water and sewer usage for the entire Facility and no part of the water and sewer charges will be allocated as CAM Costs. If Landlord elects to sub-meter rather than separately meter certain utilities, such utility sub-meter will simply be the basis for Landlord's allocation of a "pro rata share" of such utility costs to Tenant as Additional Rent hereunder. All telephone service for Tenant shall be connected at Tenant's cost and in a manner such that Tenant shall be separately and directly billed therefor. Tenant shall pay its pro rata share, as determined by Landlord in its good faith judgment (or by sub-meter, if installed by either party), of all charges for jointly metered utilities. The provisions of this
Section 8(a) are subject to any other provision of this Lease requiring Tenant to pay utility usage in other portions of the Primary Building during certain times when Tenant is entitled to use of portions thereof and they are not required to be separately metered. Subject to Landlord's reasonable approval as to type and reliability of the sub-meter for purposes of measuring usage, location of the improvement and time and method of construction, Tenant shall be entitled at any time, at Tenant's sole cost and expense, to install a sub-meter for the water and sewer usage of Tenant from which Tenant's pro rata share of water and sewer usage charges will be determined for purposes of this Lease. Tenant shall be entitled to connect its fire sprinkler system to the Facility water supply.

          (b) Interruption of Utility Service. Landlord shall not be liable for any interruption or failure of any such utility service on or serving the Premises unless the same is caused by the gross negligence of Landlord, or if caused by Landlord's disruption of the utility service facilities through Landlord's negligence and Landlord fails to restore or replace such facilities within two (2) business days after receipt of notice from Tenant of the occurrence of the disruption.

     9. INSURANCE PREMIUMS.

          (a) Landlord's Insurance. Tenant shall pay to Landlord, as Additional Rent in accordance with Section 3(c) hereof, its Proportionate Share of all insurance premiums for the insurance policies and coverages required pursuant to
Section 14(a) hereof (the "INSURANCE PREMIUMS"). If any such insurance of Landlord is of a blanket nature covering multiple projects including the Facility, then Landlord shall prorate the cost of such blanket policy so that the Facility is only charged its pro rata share of such cost based on the rentable square footage of the Facility in relation to the aggregate square footage of all the properties covered by such blanket policy, unless the policy actually breaks down the aggregate policy premium by property, in which event only the actual premium payable for the Facility will be used for purposes of determining Landlord's Insurance Premiums for the Facility as herein defined.

          (b) Tenant's Insurance. Tenant shall pay all insurance premiums for the insurance policies and coverages required pursuant to Section 14(b) hereof. If Tenant should fail to obtain or maintain such coverages at any time during the Term of this Lease, Landlord may, but shall not be obligated to, obtain such insurance policies and coverages at Tenant's expense, but providing coverage for Landlord only, and charge the cost thereof to Tenant as Additional Rent under this Lease, due from Tenant to Landlord on demand.

     10. COMMON AREA MAINTENANCE COSTS. Tenant agrees to pay to Landlord, as Additional Rent in accordance with Section 3(c) hereof, Tenant's Proportionate Share of any CAM Costs (as defined in the Glossary) incurred by Landlord. The initial monthly payments by Tenant for the CAM Costs in this paragraph (as indicated in Section 1.M.) are based upon the estimated amounts due for each item for the year in question, and shall be increased or decreased periodically to reflect the projected actual cost of all such CAM Costs as estimated from time to time by Landlord.

     11. SECURITY DEPOSIT. On the Effective Date, Tenant shall deposit with Landlord, as a Security Deposit (herein so called), an Acceptable Security Deposit Letter of Credit (as hereinbelow defined) in the face amount of the Security Deposit specified in the Basic Lease Terms (the "SECURITY DEPOSIT LETTER OF CREDIT"). Such Security Deposit Letter of Credit shall be held by Landlord for the Term of this Lease to secure Tenant's performance of and liabilities under this Lease. The following terms and conditions govern the nature, deposit, drawing from and application of the Security Deposit Letter of
Credit:

          (a) The Security Deposit Letter of Credit shall be maintained in full force and effect in accordance with its terms until Landlord is obligated to release the same back to Tenant under the provisions hereof.

          (b) The Security Deposit Letter of Credit, in order to be acceptable to Landlord and to satisfy the requirements of the posting thereof by Tenant with Landlord hereunder, must be an "ACCEPTABLE SECURITY DEPOSIT LETTER OF CREDIT" in order to be accepted by Landlord for purposes of satisfying Tenant's obligations under this Section, being a letter of credit that complies with and conforms to the following conditions and requirements: (i) it must be in the face amount of $500,000.00; (ii) it must be an unconditional and irrevocable letter of credit; (iii) it must be issued in the name of Landlord as Beneficiary; (iv) it must be issued by


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(and at all times be drawable on) US Bank, N.A. or, at Tenant's option, a U.S.
national bank having offices in Harris County, Texas, and having deposits in excess of one billion dollars; (v) it must have an initial term commencing on a date no earlier than ten (10) days prior to the Effective Date of this Lease and no later than the Effective Date, and ending no earlier than the first anniversary of the Effective Date; (vi) it must renew automatically throughout the Term of this Lease on continuous (evergreen) one year intervals and provide by its terms that it automatically so renews unless notice of cancellation is given to Landlord by the issuer by certified mail, return receipt requested, at least sixty (60) days prior to the stated expiry date, Tenant hereby agreeing to prevent any such notice of non-renewal from being given by the issuer of the Security Deposit Letter of Credit; (vii) it must at all times be drawable by Landlord at a banking office of the issuer located in Harris County, Texas;
(viii) it must be drawable by Landlord on presentation of a sight draft only, and must allow partial draws by Landlord at its discretion, (ix) it must specifically provide that it may be transferred by Landlord to any subsequent owner of the Premises (including a purchaser at foreclosure) by written notice by the transferring Landlord/beneficiary to the issuer, at which time the issuer of the letter of credit must be obligated to issue a new letter of credit on the identical terms to the transferee (naming the transferee as beneficiary) upon written request by such transferee and surrender of the previously issued letter of credit, without any fee, charge or condition; and (x) it must otherwise be in form and substance acceptable to Landlord in its commercially reasonable discretion, provided that the terms of any previously provided Security Deposit Letter of Credit hereunder (in the event of a tendered replacement, etc.) will be deemed acceptable to Landlord and also will be deemed commercially reasonable requirements on the part of Landlord for purposes of any proposed replacement thereof. Subject to the foregoing, Tenant may from time to time (no more often than once each Lease Year) request and require that Landlord accept a replacement of the Security Deposit Letter of Credit by another issuer that meets the above criteria.

          (c) If an Event of Default occurs, the Security Deposit Letter of Credit may at Landlord's option be drawn down and applied to Tenant's unpaid, defaulted obligations, or to pay any costs incurred by Landlord in performing Tenant's obligations (including, without limitation, payment of rental deficiencies if Landlord repossesses the Premises without terminating the Lease and does not elect a lump sum recovery), or to reimburse Landlord for any damages suffered by Landlord as a result of any Event of Default by Tenant, and Landlord may draft on the Security Deposit Letter of Credit in the amount of such rent, payment, cost or damage, but such payment of Tenant's obligations from the Security Deposit Letter of Credit shall not be deemed to have cured any Tenant Event of Default under this Lease unless and until (A) all of the following occur (i) Landlord has fully drawn Security Deposit Letter of Credit funds that cover Tenant's defaulted obligations pertaining to all then existing Events of Default and (if not purely Events of Default in payment of Rent, including late charges and interest) all damages and costs of Landlord resulting therefrom, (ii) Landlord makes written demand to Tenant for replenishment of the Security Deposit Letter of Credit to its then required minimum amount as per paragraph (d), below, and (iii) Tenant timely tenders the required replenishment under paragraph (d) hereof in the form of a replacement for or amendment of the Security Deposit Letter of Credit complying with the requirements hereof in the replenished (increased) amount ("SD/LOC REPLENISHMENT DOCUMENTS"), or (B) both of the following occur: (i) Tenant tenders SD/LOC Replenishment Documents and simultaneously provides Landlord a written notice that it is tendering the SD/LOC Replenishment Documents for a draw made by Landlord with the intent to cure all Events of Default then existing, as specified in detail in such notice, whether or not the same are timely or been demanded by Landlord under paragraph
(d), and (ii) Landlord fails to reject such SD/LOC Replenishment Documents in written notice to Tenant within ten (10) business days after receipt of such Tenant notice and SD/LOC Replenishment Documents (such deemed acceptance by Landlord does not prevent Landlord from making further draws on the Security Deposit Letter of Credit if it incurred other costs not then drawn or it later discovers or incurs other damage, loss or cost from such Event of Default). Notwithstanding the foregoing, however, no such Security Deposit Letter of Credit draw by Landlord and subsequent replenishment by Tenant (or any other act by Tenant) shall be deemed to have cured any Event of Default if Landlord has terminated this Lease or permanently repossessed the Premises (or exercised its rights to permanently repossess the Premises, whether or not it yet has achieved physical possession thereof) prior to Tenant's tendering of SD/LOC Replenishment Documents and applicable notice as contemplated in clauses (A) or (B), above. Notwithstanding the foregoing, however, Landlord shall never be liable to Tenant (in damages or otherwise) for applying or drawing from any Security Deposit or Security Deposit Letter of Credit any damage claim of Landlord arising from an Event of Default by Tenant under this Lease (nor for any amount of rent, payment or cost reimbursement calculated by Landlord in good faith) notwithstanding that a court may later determine that the amount of damages (or rent, payment or cost reimbursement) claimed by Landlord was incorrectly determined by Landlord.

          (d) If the Security Deposit Letter of Credit is drawn against in whole or in part, Tenant shall restore the drawable amount of the Security Deposit Letter of Credit held by Landlord to its required minimum amount (i.e., $500,000.00), immediately upon (but in no event later than five (5) business days after) written demand by Landlord; provided, however, that Landlord shall never be obligated to hold more than one Security Deposit Letter of Credit to cover the $500,000.00 Security Deposit Letter of Credit requirement herein and in no event shall Tenant be able to cure any Event of Default by restoration of the Security Deposit Letter of Credit to the appropriate amount(s) after the date that Landlord elects to terminate this Lease pursuant to Section 25(a)(i) hereof or permanently repossess the Premises pursuant to Section 25(a)(ii) hereof. The Security Deposit Letter of Credit (or


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an accounting thereof) shall be returned to Tenant for cancellation within thirty (30) days after expiration or termination of this Lease and surrender of the Premises by Tenant, less lawful deductions for damages and other sums due under this Lease.

          (e) Should any Security Deposit Letter of Credit held by Landlord hereunder ever come within forty-five (45) days of expiration (without a substitute Security Deposit Letter of Credit having been delivered to and accepted by Landlord prior to such time), such occurrence shall constitute an immediate and automatic Event of Default and Landlord shall be entitled at any time and from time to time thereafter to draw on such Security Deposit Letter of Credit then held by it hereunder, in full or in part (at Landlord's election), and apply the same as provided hereunder; provided, however, that it shall not be an Event of Default by Tenant to allow notice of non-renewal to be given by the issuer such that the Security Deposit Letter of Credit expires no earlier than thirty (30) days after the last day of the Term of this Lease unless there is then an Event of Default existing under this Lease, in which event Tenant shall not permit such notice of non-renewal to be given until such Event of Default is fully cured or Landlord has been fully compensated for all damages, loss, cost and liability arising from such Tenant Event of Default. Under no circumstances shall Tenant be entitled to require that Landlord accept a cash Security Deposit in lieu of the Security Deposit Letter of Credit.

          (f) Expiration of the Security Deposit Letter of Credit without the amount thereof being drawn by Landlord (or otherwise being deposited by Tenant with Landlord in cash), regardless of whether Landlord could have timely drawn down the amount of the Security Deposit Letter of Credit thereunder, shall not excuse Tenant from the obligation to maintain the Security Deposit Letter of Credit on deposit with Landlord at all times as required by this Section 11, and shall constitute an immediate "Event of Default" by Tenant under this Lease should such situation occur. All Security Deposit hereunder, in whatever form, shall be held by Landlord without obligation to pay or account for interest thereon, and no proceeds from any draw by Landlord on the Security Deposit Letter of Credit shall ever be required to be segregated in any way from Landlord's other funds.

Within thirty (30) days after expiration or earlier termination of this Lease or the deadline imposed by any statute of mandatory applicability to this Lease, whichever is sooner, Landlord will account in writing to Tenant (at its last known address in the records of Landlord) for any deductions from the Security Deposit Letter of Credit as permitted by this Lease and return the Security Deposit Letter of Credit to Tenant with any unused, unapplied residue thereof intact, if any. The provisions of this Section 11 survive any early termination of this Lease (including for Tenant Event of Default), and Landlord shall be entitled to hold, draw from and apply monies from the Security Deposit Letter of Credit hereunder for as long as Landlord is due monies from Tenant hereunder, or is continuing to incur damages, rent deficiencies or other obligations accruing from Tenant under or on account of this Lease or Tenant's Event(s) of Default hereunder. Tenant shall not ever be entitled to require that Landlord pay rental due under this Lease from the Security Deposit Letter of Credit.

     11A. SUPPLEMENTAL LOC; LIMITED TENANT OFFSET RIGHTS. Tenant agrees in addition to all other obligations, deposits and requirements of this Lease to provide Landlord with and maintain throughout the Term hereof (subject to the reduction clauses therein) a Supplemental LOC in compliance with EXHIBIT "G", attached hereto and incorporated herein by this reference, and to otherwise fully comply with and perform the provisions set forth in EXHIBIT "G", and the parties agree that Tenant shall have the limited offset rights specifically set forth in said EXHIBIT "G".

     12. PAYMENT OF RENT; LATE PAYMENT. All sums payable by Tenant to Landlord pursuant to this Lease are deemed "RENTAL," whether or not specifically denominated as rent in any other provision of this Lease. Monthly Base Rental due hereunder shall be paid to Landlord at its address for payment designated from time to time, monthly in advance as the same shall become due, without demand, offset or deduction except as expressly provided in this Lease. If monthly Base Rental or any other sum of rent due by Tenant to Landlord under this Lease is received by Landlord later than five (5) business days after such payment is due, Tenant shall automatically and without notice or demand be liable to pay and shall immediately owe to Landlord a late charge equal to five percent (5%) of the delinquent payment, in addition to any other applicable charges hereunder.

     13. HOLDOVER.

          (a) Permissive Holding Over. Any holding over in possession of all or part of the Premises by Tenant with the written consent of Landlord (and without such writing specifying contrary terms), after the natural expiration of the Term of this Lease, shall thereafter constitute this Lease a tenancy from month-to-month, under the terms and provisions of this Lease (other than (i) those describing the initial term, and (ii) any provision for Lease renewal or an option to purchase the Premises), at the rate agreed to by Landlord and Tenant in writing or, in the absence of such agreement, at a monthly Base Rental of 140% of the monthly Base Rental in effect for the month preceding such holdover (ignoring any rent abatement provisions, if any, applicable thereto), as then adjusted by the terms of this Lease or any amendment hereto. Tenant shall also pay all Additional Rent due under this Lease for such period. If Tenant holds over otherwise intending to be in a month to month holdover pursuant to this paragraph (a) but does not ensure before the commencement of each holdover month that the Security Deposit Letter of Credit under Section 11 hereof extends at


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least thirty (30) days beyond the expiration of the then coming holdover month, then Tenant shall not be deemed in permissive holdover but instead shall be in a condition of impermissible holdover under Section 13(b) hereof.

          (b) Other Holding Over. In the event of holding over in possession of all or part of the Premises by Tenant without the written consent of Landlord, after the expiration or other termination of this Lease and without execution of a new Lease, Tenant shall, throughout the entire holdover period, be liable for and pay monthly Base Rental equal to the Applicable Holdover Multiplier times the monthly Base Rental in effect for the month preceding such holdover (ignoring any rent abatement provisions, if any, applicable thereto), as then adjusted by the terms of this Lease or any amendment hereto, plus all Additional Rent which would have been applicable had the Term of this Lease continued through the period of such holding over by Tenant, which holdover rents are assessable on a pro-rated, per diem basis during the period of impermissible holdover. No holding over by Tenant after the expiration of the Term of this Lease shall be construed to extend the Term of this Lease except with Landlord's prior written consent as a deemed month-to-month tenancy pursuant to Section 13(a). In the event of any unauthorized holding over by Tenant, Tenant shall indemnify, defend and hold harmless Landlord from and against all claims for damages by any other tenant or prospective tenant to whom Landlord may have leased all or any part of the Premises effective before or after the expiration of the Term of this Lease, resulting from delay by Tenant in delivering possession of all or any part of the Premises to Landlord. Any holding over without Landlord's prior written consent shall constitute Tenant a tenant-at-sufferance of Landlord, subject to immediate eviction, and the same shall be deemed an immediate Event of Default.

          (c) Failure to Vacate Constitutes Holding Over. For purposes hereof, "holding over" by Tenant includes failure by Tenant to remove any improvements or alterations it is required to remove from the Premises by the terms hereof, or failure to remove from the Premises its trade fixtures, movable equipment or other personal property, whether or not actively conducting business thereon, and includes holding over by any subtenant, whether or not such sublease was in violation of this Lease and void.

     14. INSURANCE.

          (a) Landlord's Insurance. Landlord shall maintain insurance covering the insurable portions of the Buildings in an amount not less than eighty percent (80%) of the estimated "replacement cost" thereof (with replacement cost endorsement) insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism, and Malicious Mischief, or such greater coverage as Landlord may elect or its mortgage lender may require. Landlord's insurance shall not be required to cover any glass, exterior office front or entrances, or related framing, sealants and glazing), any improvements or alterations installed by or at the expense of Tenant (or any other occupant), or any fixtures, equipment, furnishings, or other contents of the Premises. As its mortgage lender may require or as Landlord may deem prudent or necessary, Landlord may also elect to carry rent loss, general liability, automobile liability, flood, environmental or other insurance coverages as it may elect. All proceeds of Landlord's insurance coverages shall be the sole property and for the sole benefit of Landlord, and/or its mortgage lender, except that Tenant's recourse to any liability coverage is not precluded unless the effect of any other clause of this Lease results in Tenant waiving its claims against Landlord that would otherwise be payable from such liability policy. Landlord will not carry a deductible exceeding 1% of the insurable value of the Buildings without the prior written consent of Tenant, and during any time that Tenant is the sole occupant of the Facility and specifies the same in written notice to Landlord or the majority of tenants of the Facility (by rentable square footage) agree in writing, Landlord will maintain a lesser deductible than it has elected to carry within the above maximum, but Landlord will never be required to carry less than $50,000.00 as its deductible when more than 10% of the Facility is not leased to third parties unless otherwise agreed by Landlord and Landlord will never be required to carry a deductible greater than $25,000.00) (as applicable, the "PERMITTED DEDUCTIBLE").

          (b) Tenant's Insurance. Tenant shall maintain insurance as required by the terms of EXHIBIT "C" attached hereto and incorporated herein by this reference.

     15. LANDLORD'S REPAIRS; OTHER WORK.

          (a) Repairs of Structural Items. As its sole repair and maintenance obligations under this Lease, Landlord shall make necessary repairs to keep in good repair and serviceable condition the structural elements of the roof, foundation, gutters and downspouts, and exterior walls of the Premises (except glass and related framing, glazing and sealants, office front, entrances, roll-up doors or overhead dock doors [or related equipment], dock bumpers and any lighting attached to the exterior of the Premises), excluding damage or injury caused by negligent or intentional wrongdoing or breach of this Lease by Tenant, its employees, servants, agents, contractors, customers, visitors or invitees, or misuse, abuse or improper operation of the Premises. Tenant agrees to give Landlord prompt written notice of latent defects (or suspected latent defects) and need for repairs of the structural roof elements, foundation or exterior walls promptly upon becoming aware or suspecting the existence thereof (in any event no later than three (3)


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days thereafter). Tenant's failure to timely notify Landlord shall not release
Landlord from responsibility for the repair, but Tenant will be responsible for any additional damage, aggravated conditions or increased work resulting from excessive delay by Tenant in notification. Landlord shall not be in default of this Lease or otherwise liable in any way to Tenant or any third party by reason of the foregoing structural elements of the Facility being or becoming out of repair until it has been notified in writing by Tenant of the specific item required to be repaired by Landlord and Landlord has had reasonable opportunity to repair the same. Notwithstanding the foregoing, Landlord shall not be responsible under any circumstances for repairing or replacing any portion of the Facility to the extent the defective condition thereof was warranted or represented against by Tenant or any affiliate of Tenant in connection with Landlord's purchase of the Premises (and/or Facility) from Tenant or such affiliate (but this limitation on Landlord's responsibility does not extend to repair or replacement of facilities due to normal wear and tear).

          (b) Construction of Certain Demising Improvements. Landlord shall be responsible for the cost and performance of such work as is necessary to fully separate the Warehouse/Manufacturing Portion of the Premises from other space within the Primary Building, including closing off any doors or other open areas in the present demising wall separating the Warehouse/Manufacturing Portion of the Premises from the rest of the Primary Building. Tenant acknowledges that causing such partitioning will require that Tenant's personnel go outside the Primary Building to traverse from other portions of the Primary Building that Tenant has rights from time to time hereunder to occupy. Such Landlord work shall be conducted in compliance with requirements of applicable fire codes, access laws and health and safety codes; provided, however, that Tenant agrees, at its cost, to make any changes as may be necessary in the interior of its Premises to allow such full demising of the Warehouse/Manufacturing Portion of the Premises from all other tenant space in the Primary Building, and to obtain a separate certificate of occupancy for the Warehouse/Manufacturing Portion of the Premises. Landlord shall cause such demising wall completion to be carried out promptly following the Effective Date. Landlord shall use reasonable measures to minimize disruption of Tenant's use of the Warehouse/Manufacturing Portion of the Premises during such construction, but shall not be liable to Tenant for the reasonable and necessary construction disruption attendant to such work.

          (c) Certain Landlord Reserved Rights. Landlord reserves the right, from time to time during the Term, to add to the Buildings on the Land, and to modify and relocate Common Areas, including providing garage parking in lieu of surface parking; provided, however, that Landlord agrees not to provide replacement for Designated Tenant Parking Areas unless within the same area as the Designated Tenant Parking Areas, or a reasonably equivalent area in terms of distance from the Premises and Landlord will bear the cost of relocating and/or replacing Tenant exclusive parking or towing signage as needed in connection with any such relocation of Facility parking areas.

     16. TENANT MAINTENANCE AND REPAIR.

          (a) Tenant's Repairs Generally. Tenant shall, at its expense, at all times maintain and repair, and keep in good repair and good operating condition and in a clean, safe and sanitary condition, the entire interior Premises (i.e., the area and facilities within the exterior surfaces of exterior walls, demising walls and roof), including, without limitation, plate glass (and related framing, glazing and sealants), store front and entrances, plumbing, closets, pipes, fixtures, electrical and lighting equipment (including replacement of bulbs and ballasts), all private utility lines and facilities (including underground facilities such as lift stations, etc.), fire sprinklering systems, and air conditioning or other equipment, if any, excepting only repair of structural elements required of Landlord under Section 15. Tenant shall take good care of the Premises and its fixtures and suffer no waste other than reasonable (non-negligent) wear and tear. Tenant shall be responsible for keeping the roof, gutters and downspouts open and free of all debris and other obstructions. Tenant shall be responsible for maintenance and repair of all equipment and machinery incorporated into the Premises, including cranes, whatever the cause thereof, and Landlord conveys and assigns to Tenant co-equal rights with Landlord during the period while this Lease is in force to directly enforce all manufacturers' and installers' warranties, if any, with respect to such equipment and machinery, to the extent permitted by the terms thereof (without warranty by or recourse to Landlord on account thereof).

          (b) Tenant's Maintenance Contracts. At Tenant's expense, Tenant shall enter into a maintenance agreement for the HVAC systems serving the Premises, with a licensed HVAC service company reasonably approved by Landlord, for the complete Term of this Lease, and if the Premises is served by overhead crane(s), private utility systems, and/or fire alarm or fire control or protection systems, whether installed by Landlord or Tenant, also a maintenance agreement with a service contractor acceptable to Landlord for the standard manufacturer suggested maintenance and repair of such systems during the entire Term of this Lease. Tenant will obtain and promptly provide to Landlord copies of the above-referenced maintenance contracts and an annual certificate of inspection with respect to any fire alarm or fire control/suppression system installed in the Premises. Within five (5) business days after Landlord's request, Tenant will provide evidence of the actual occurrence of maintenance of such systems by such contractors, in terms of certificates from the vendor showing dates of visits, services performed and work deferred or pending.


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     17. EQUIPMENT OPERATION. Tenant shall be responsible and liable for the safe and proper operation of any and all equipment within or comprising a part of the Premises, and shall be responsible for any training necessary for said safe and proper operation of equipment which shall include, but not be limited to, any conveyance devices such as top running electric cranes, hoists, jib cranes, forklifts, or heaters (if any). Any liabilities resulting from the operation of said equipment shall be the sole responsibility of Tenant.

     18. ALTERATIONS AND IMPROVEMENTS BY TENANT.

          (a) Tenant Office Improvements. Landlord agrees that Tenant shall be permitted to finish out a portion of the Warehouse/Manufacturing Portion of the Premises for office use (the "TENANT OFFICE IMPROVEMENTS"), including adding interior walls and a separate exterior entrance to such converted office area. The Tenant Office Improvements shall be constructed at Tenant's sole cost and expense, including the costs of any building permits and other regulatory approvals. Tenant's architect shall submit complete, permittable construction drawings, plans and specifications for the Tenant Office Improvements to Landlord for Landlord's written approval, and Landlord shall either approve or disapprove with comments such plans within fifteen (15) days following receipt thereof. Landlord's failure to so timely respond shall be deemed to be Landlord's approval of the plans and specifications. Landlord shall not unreasonably withhold or condition Landlord's approval of the plans and specifications, but may condition its approval on Tenant's agreement to restore all or a portion of such converted area to its original condition prior to the expiration of the Term. Landlord's approval of any Tenant plans and specifications (including under clause (b) hereof) will be for the sole benefit of Landlord, is not for the benefit of or reliance by Tenant or any third party, and does not render Landlord liable or responsible for any defect or deficiency therein. If Landlord disapproves the plans and specifications, Landlord shall state specific reasons for such disapproval. Upon revision, the plans and specifications shall again be submitted to Landlord for written approval, and the time period and procedure provided above shall again apply to such resubmission. Tenant shall cause the Tenant Office Improvements to be constructed in accordance with the approved plans and specifications and in a lien-free manner (and otherwise in accordance with the requirements of Section 18(b) hereof). Landlord shall be permitted to inspect the construction from time to time upon reasonable advance notice to Tenant, and either Tenant or Tenant's architect shall be permitted to accompany Landlord during such inspection. Landlord is not liable to Tenant in damages over any dispute relating whether Landlord's approval of plans and specifications is unreasonably withheld, it being agreed that Tenant's sole remedy therefor is to obtain injunctive or declaratory relief requiring Landlord's approval if it has been unreasonably withheld, and to obtain recovery of Tenant's costs of court and reasonable attorneys' fees in obtaining such relief. Any changes or additions to Common Area required by any applicable law, including (without limitation) handicapped access laws, by reason of Tenant's construction or installation of the Tenant Office Improvements, if any, shall be included in the plans and specifications for the Tenant Office Improvements and shall be simultaneously constructed and installed by Tenant at its sole cost and expense.

          (b) Alterations and Improvements by Tenant Generally. All alterations, additions and improvements installed at the expense or direction of Tenant, except trade fixtures and unattached equipment and personalty and the Tenant Office Improvements, shall become the property of Landlord and shall remain upon and be surrendered with the Premises as part thereof on the termination of this Lease unless Landlord has conditioned its approval of such installation on Tenant's agreement to remove the same and restore the affected area to its condition on the Commencement Date (or some other agreed condition) before or by the end of the Term. All alterations, improvements, additions and repairs made by Tenant to the Premises shall be made in a good and workmanlike manner, shall be performed only with proper permits, and otherwise shall be in compliance with all applicable laws, ordinances, regulations and deed restrictions. Tenant shall not make any improvements or alterations in or to the Premises without the prior written consent of Landlord. If consent is granted to make improvements or alterations, such improvements and alterations shall not commence until Tenant has furnished to Landlord plans and specifications for the proposed improvements or alterations, and a certificate of an insurance company showing liability, auto, worker's compensation/employer's liability and property coverage in an amount, type and manner satisfactory to Landlord and protecting Landlord (as an additional insured) from liability for injury to any person and damage to any property, on or off the Premises, in connection with the making of such improvements or alterations. Tenant's obligation to rectify any poor construction or non-compliance with legal requirements relating to its improvements, alterations, additions and repairs shall survive expiration or termination of this Lease for any reason.

     19. SURRENDER; CONDITION OF PREMISES. At the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in good order, repair and condition (including all Landlord approved alterations, additions or installations by Tenant not expressly required to be removed as herein provided at the option of Landlord), excepting only (i) normal wear and tear that is not a usual maintenance or repair item for which Tenant is obligated, (ii) repairs that Landlord is obligated to perform under the terms of this Lease, and (iii) damage by fire or other insured casualty if required to be insured by Landlord hereunder, subject to Tenant's continuing liability (which is hereby agreed to survive expiration or termination of this Lease for any


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reason) to pay its Proportionate Share of any Permitted Deductible and any loss or damage for which Landlord's claims are not waived under Section 34(b) hereof. Notwithstanding the foregoing, however, Tenant shall not be required to remove the Tenant Office Improvements unless required to do so under the conditions stated in Section 18(b). Any damage caused by the installation or removal of furnishings, inventory, equipment, trade fixtures, or air conditioning and/or heating equipment owned by Tenant shall be repaired at Tenant's expense prior to the expiration of the Term of this Lease, or Landlord may do so and Tenant shall reimburse Landlord the cost thereof, plus an overhead charge to Landlord equal to five percent (5%) of such costs, on demand, which foregoing provisions survive expiration or early termination hereof. At least thirty (30) days prior to expiration of the Term of this Lease but no sooner than forty-five (45) days prior to such Term expiration (or within fifteen days after any earlier termination of this Lease), Tenant shall obtain and deliver to Landlord the Initial Required Environmental Report from an Approved Environmental Inspector, as such terms are defined in the Glossary. If the Initial Required Environmental Report recommends additional investigative work to verify that there are no recognized environmental conditions on the Premises, then Tenant shall cause such additional investigative work to be performed and the Expanded Environmental Report to be delivered to Landlord within thirty (30) days of the Initial Required Environmental Report. If Tenant fails to obtain either or both such reports, then Landlord may do so at Tenant's expense plus a five percent (5%) administrative charge to Landlord on the cost thereof. Such sums may be recovered by suit, or from any residual of the Security Deposit (if any) that has not been used for other Tenant obligations and liabilities hereunder.

     20. INDEMNITY.

          (a) Claims or Losses Arising Inside the Premises. Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its agents, employees, officers, directors, shareholders, beneficiaries, representatives, Mortgagees, affiliates and related parties, from and against any and all Claims and Losses suffered or incurred by Landlord or any such indemnified party, or asserted or claimed against Landlord or any such indemnified party arising in or upon the Premises. THE FOREGOING INDEMNITY SHALL APPLY WHETHER OR NOT SUCH CLAIM OR LOSS IS BASED OR ALLEGED TO BE BASED ON A NEGLIGENT ACT OR OMISSION (INCLUDING, WITHOUT LIMITATION, FAILURE OR REFUSAL TO ENFORCE OR MONITOR TENANT'S COMPLIANCE WITH ANY TERM OF THIS LEASE) BY LANDLORD OR ANY OF THE PARTIES INDEMNIFIED HEREUNDER. Notwithstanding the foregoing, however, that it is agreed that (A) as to Landlord, this indemnity shall not apply to Claims or Losses arising solely from (i) the active negligence (as opposed to alleged negligence by omission or inaction) of any agent, employee or representative of Landlord while physically on the Premises acting in the course and scope of his or her agency or employment, or (ii) Landlord's negligent failure to make repairs that are Landlord's responsibility pursuant to Section 15 hereof, following receipt of notice from Tenant identifying such repairs, and (B) as to any other indemnified party, Tenant's indemnity of that party shall not apply to that party's own affirmative acts of negligence or intentional misconduct while such party is physically on the Premises. Notwithstanding anything to the contrary or apparent contrary elsewhere herein, Tenant's indemnity in this Section shall, as to events or occurrences prior to the later of termination of this Lease or Tenant's vacating of the Premises, survive expiration or termination of this Lease for any reason.

          (b) Certain Other Claims and Losses. Tenant hereby further agrees to indemnify, defend and hold harmless Landlord, its agents, employees, officers, directors, shareholders, beneficiaries, representatives, Mortgagees, affiliates and related parties, from and against any and all Claims and Losses suffered or incurred by Landlord or any such indemnified party, or asserted or claimed against Landlord or any such indemnified party, to the extent arising in whole or in part from the negligence or willful misconduct, or breach of this Lease, by Tenant, its agents, employees, servants, contractors, suppliers, or sub-occupants (whether or not such occupancy may be in violation of this Lease).

     21. CONDEMNATION/EMINENT DOMAIN TAKING. If the whole or substantially the whole of the Premises or Facility should be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority in lieu of condemnation (such right of sale in lieu being herein expressly reserved by Landlord), then Tenant's rights to occupy the Premises and to require Landlord's performance hereunder shall terminate as of the date when physical possession of the Premises is taken by the condemning authority, and Landlord will look solely to the condemning authority for compensation for Tenant's remaining rent obligations under this Lease for the term following the taking of physical possession by the condemning authority. If less than the whole or substantially the whole of the Facility or Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate Tenant's rights of possession and to Landlord's further performance under this Lease by giving written notice thereof to Tenant within sixty (60) days after the right of election accrues, in which event the Lease rights of Tenant shall terminate as of the date when physical possession of such portion of the Premises is taken by the condemning authority and Landlord will look to the condemning authority for Tenant's further rent payments due hereunder, after such taking date, to the extent of the allowed condemnation award. If, upon any such taking or sale of less than the whole or substantially the whole of the Facility, Landlord does not elect to terminate Tenant's further rights under this Lease, then Tenant's rights under this Lease shall not be thus terminated, the monthly Base Rental payable under this


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Lease shall be diminished (without prejudice to Landlord's rights to claim the lost value of this Lease for the balance of its Term as part of its condemnation award) by an amount representing that part of the monthly Base Rental attributable to the portion of the Premises which was so taken or sold, and Landlord shall, at Landlord's sole expense, restore and reconstruct the remainder of the Premises an architectural whole or, at its option, to as close as possible to their former condition to the extent that the same, in Landlord's judgment, may be feasible on the remaining Land (including expansion of the footprint of the Premises outside its original footprint in order to reproduce the Premises to closer to its original size). Tenant shall not be entitled to any claim as a result of such condemnation relating to the taking of its leasehold interest under this Lease (or any license it has hereunder in or to any Common Areas), and hereby assigns over to Landlord any and all of Tenant's claim therein or thereto; provided, however, that, to the extent such claim is allowed by law and does not reduce the claim that Landlord would otherwise have been entitled to make with respect to the Premises or Facility (in the absence of Tenant's improvements), Tenant may make a separate claim against the condemning authority for any taking of unsalvageable personal property and trade fixtures installed in the Premises by Tenant at its cost, business interruption costs (but NOT lost lease or lease replacement value), and moving expenses; provided further, however, that if Tenant fails to assert such claim with the condemning authority and obtain a separate award (or sale or settlement in lieu of award) for such amounts, under no circumstances shall Landlord be required to pay Tenant, in respect to any such claims of Tenant, any portion of the condemnation award or payment in lieu of an award made by the condemning authority to Landlord (or its Mortgagee). Notwithstanding the foregoing, within fifteen (15) days after Landlord notifies Tenant of the proposed taking (or sale in lieu or under threat of taking) of less than the whole or substantially the whole of the Premises but more than ten percent (10%) of the Premises by leasable floor area, indicating the areas to be taken, Tenant shall notify Landlord if Tenant elects to terminate this Lease, which right of termination is hereby expressly granted to Tenant subject to the following provisions hereof. If Tenant fails to make such election, then Tenant shall be deemed to have waived its termination right. If Tenant timely elects such termination, then Landlord shall, within thirty (30) days thereafter, notify Tenant in writing whether Landlord agrees to restore, within one hundred eighty (180) days or less from the date of Landlord's receipt of the award of the entire taking proceeds (subject to delays by force majeure), sufficient contiguous new building area as part of the Premises as will cause the Premises to contain at least ninety percent (90%) of the gross leasable area (including mezzanine space) as was contained in the Premises immediately prior to the completion of the taking of possession of the taken area by the condemning authority and which added/replaced Building area contains interior finish equivalent in quality to the office space or warehouse industrial space finish that existed in the majority of the taken area (Landlord being required to restore at least 90% of Office Space and 90% of warehouse/industrial space and the finish in each to be compared to the finish in the taken areas that were used for the same purpose); provided, however, that Landlord is not required as part of its replacement (if it elects the option to replace) to replace any such taken area that is not required to be under Lease to Tenant hereunder for at least one full year after the date of the taking and for purposes of the calculation of the area required to be constructed by Landlord to restore the Premises to ninety percent (90%) of the floor area existing immediately prior to the taking, such areas will be disregarded. If Landlord fails to give notice of its election, then Landlord's right to look to Tenant for the performance of the balance of the Term of this Lease will terminate upon the completion of the taking of possession by the condemning authority and Landlord will look solely to the award from the condemning authority in lieu of such performance by Tenant. If Landlord timely makes such election, then Tenant's termination election shall be deemed void, Tenant will pay pro rated rental during the period prior to Landlord's substantial completion of construction of the replacement Building area(s) in proportion to those portions that remain tenantable, and as long as Landlord completes such Building additions within the time specified above, this Lease will continue for the balance of the Term with rent and Tenant's Proportionate Share adjusted for any reduction in area of the Premises not required to be (and not actually) replaced by Landlord hereunder. Upon substantial completion of construction of the replacement Building areas that are to be part of the Premises as designated by Landlord in its restoration notice given to Tenant hereunder,

     22. COMPLIANCE WITH LAWS AND RESTRICTIONS. Tenant shall comply with all orders, ordinances, regulations and laws of the municipal corporation and other governmental authorities that are applicable to the Premises and/or Tenant's use of the Premises, whether requiring alterations or improvements of a capital nature or otherwise, and with all applicable Restrictions. Tenant, at its expense, shall comply with all orders and requirements imposed by governmental authorities during the Term of this Lease; provided, however, that if a Uniform Mandatory Change shall occur during the Term of this Lease, then (i) Tenant shall give Landlord prompt written notice of such Uniform Mandatory Change, (ii) Landlord will proceed with reasonable diligence after receipt of such notice to design, finance (at Landlord's option), permit and construct or install the capital improvement required by the Uniform Mandatory Change, and (iii) from and after the date of Landlord's substantial completion of the capital improvement work required by the Uniform Mandatory Change, the monthly Base Rental hereunder shall be automatically increased by an amount equal to the total cost of such capital improvement work incurred by Landlord divided by the number of months in the useful life of such improvement as reasonably determined by Landlord, but in any event not longer than the remaining useful life of the Building for purposes of GAAP, or the actual practical remaining useful life if shorter. Landlord shall not be liable or responsible in any manner for reasonably necessary disruption to Tenant's business operations at the Premises on account of the performance of the Uniform Mandatory Change, and under no circumstance shall any work by Landlord or its contractor(s) on any Uniform Mandatory Change ever give rise to an abatement of rent or a right on the part of Tenant to terminate this Lease; provided, however, that if Landlord's


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contractor performing such work is causing a material level of interference with
Tenant's use of a material part of the Premises as a result of unnecessary disruptive activity in connection with such work ("UNNECESSARY MATERIAL DISRUPTION") and Tenant notifies Landlord in writing of the occurrence of such Unnecessary Material Disruption and the specific nature thereof, and Landlord fails to cause the complained of Unnecessary Material Disruption to be discontinued within two (2) business days of its receipt of Tenant's notice, then Tenant shall be entitled, as its sole remedy, to a damage claim against Landlord for the amount of rent that was paid for the portion of the Premises the reasonable use of which was denied to Tenant as a result thereof for the period that Unnecessary Material Disruption continued, provided that Tenant notifies Landlord in writing at least every 14 days during the continuance thereof that the Unnecessary Material Disruption is continuing. At Landlord's option, Landlord may require that Tenant (after Landlord's reasonable approval of plans therefor) make the alteration or improvement required by the Uniform Mandatory Change and reimburse Tenant for such work upon Tenant's completion thereof in a good and workmanlike manner, in compliance with all laws, and lien free for the required mechanic's or materialmen's lien claim or filing period (but subject to the increase in Base Rental the same as provided above for the situation in which Landlord makes such alteration or improvement by its own contractors). Landlord agrees that if Landlord wrongfully fails to promptly reimburse Tenant for the reasonable cost incurred by Tenant in making any Uniform Mandatory Change, Tenant may withhold Base Rental and any Additional
Rent until the amount of Base Rental and Additional Rent withheld is equal to the payment that should have been made by Landlord. Notwithstanding the foregoing, however, upon receipt of a notice from Tenant that a Uniform
Mandatory Change is required to the Premises, Landlord may contest the applicability of such law to the Premises by whatever means Landlord determines to be appropriate, and to whatever level of appeal, and only comply therewith upon final judgment adverse to Landlord's position, so long as Tenant's use and occupancy of the Premises for its operations consistent with the permitted use herein are not materially disrupted or interfered with during the pendancy of such protest or contest of such law by Landlord.

     23. ASSIGNMENT OR SUBLET. Tenant shall not assign this Lease or sublet the Premises or any part thereof, or allow the occupation or use of the Premises (or any portion thereof) by persons other than Tenant in a manner that would be equivalent to a sublease or assignment under applicable law, without the prior written consent of Landlord. Notwithstanding the foregoing provisions hereof, Landlord agrees that its consent to assignment or subletting will not be unreasonably withheld; provided, however, that it is expressly further agreed that Tenant's sole and exclusive remedy for Landlord's failure or refusal to approve or consent to a proposed assignment of this Lease or sublease of the Premises, if such refusal of consent is unreasonable, shall be an action for a declaratory judgment or injunction to declare Tenant's right to make the assignment or sublease free of conditions or objections that are determined to be unreasonable, and to recover (i) its reasonable attorney's fees and costs of court incurred in so doing, and (ii) Tenant's actual proven damages proximately resulting from Landlord's wrongful withholding of consent in bad faith but not to exceed a maximum recovery of damages against Landlord of $500,000.00, Tenant hereby expressly waiving any and all other rights and remedies, including, without limitation, any right to claim additional damages, actual, consequential, punitive or otherwise. The requirement for Landlord to be reasonable in granting such consent shall never require that Landlord modify the provisions of this Lease in connection with such assignment or subletting or to be in breach of its Mortgage. Landlord shall have twenty (20) days after receipt from Tenant of a request for approval of assignment or subletting (as to a particular proposed assignee or sublessee, not for approval "generically"), together with (1) the assignee's or sublessee's exact legal name, business address and nature and jurisdiction of entity formation (if an entity), (2) a reasonably detailed description of the types of business conducted by the assignee or sublessee, and those types planned to be carried out at the Premises, (3) the proposed form of assignment and assumption of Lease or sublease to be used for the transaction, (4) current financial statements of the assignee or sublessee, (5) a statement of the Excess Consideration (hereinbelow defined) to be paid to the existing Tenant in such assignment or subletting transaction, and (6) the deposit for review costs as described below, to give its written approval or disapproval of the assignment or subletting, and provide any conditions or requirements that it is imposing in connection with any approval. Such initial request for consent and initial accompanying information and deposit required by the preceding sentence is herein collectively called the "INITIALLY REQUIRED INFORMATION." Within five (5) business days, Tenant shall supply such other reasonable information regarding the assignee or sublessee and their business as Landlord may request in writing, and Landlord's response period for its consent or denial of approval will be extended day for day for each day of delay by Tenant, beyond the time permitted, in supplying supplemental information requested by Landlord after submission of the Initially Required Information. Failure by Landlord to respond in writing to Tenant's request within the specified response period shall be deemed Landlord's election to disapprove the proposed assignment or subletting. Fifty percent (50%) of all rents and consideration received by Tenant from such assignment or subletting, if approved by Landlord as herein required, to the extent in excess of the Base Rental and Additional Rent payable by Tenant hereunder ("EXCESS CONSIDERATION"), shall be payable by Tenant (and, in the case of assignment, its assignee is jointly liable to pay) to Landlord as Additional Rent hereunder within three (3) business days after Tenant's receipt thereof (or in the case of assignment, the assignee shall pay Landlord such sum in lieu of paying it to Tenant). As a further condition to Landlord's review or consideration of any Tenant request for approval for assignment or subletting, Tenant shall pay all of Landlord's costs and expenses, including reasonable attorneys' fees, cost of credit reports and reasonable accounting fees, incurred in connection with evaluating such request and shall make a $1,000.00 deposit with Landlord toward such expenses, as a condition to Landlord's consideration of Tenant's request for


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consent, with any unused/uncommitted portion to be returned with reasonable promptness after granting or denial of consent and determination of the amount by third party invoicing and any additional expense owing by Tenant to be paid as Additional Rent hereunder within ten (10) days of Landlord's demand, but in any event prior to effectiveness of any Landlord's consent. Any attempted or purported assignment or subletting by Tenant without such written consent of Landlord shall be void. For purposes of this Section, a merger or consolidation of Tenant with another entity or entities, or sale of a controlling interest in Tenant's stock or equities at any level of control (except a public offering of stock or sale of publicly traded stock) will not be considered an assignment of this Lease to the surviving or purchasing entity whether or not otherwise so considered under applicable law.

     24. CASUALTY DAMAGE.

          (a) Casualty Damage to the Facility - Landlord Obligations and Options. In the event the Premises are damaged or destroyed or rendered partially unfit for occupancy by fire, tornado, hurricane or other casualty, Tenant shall give immediate notice to Landlord who shall be entitled to adjust the claim with the insurance carrier and thereafter proceed to repair the damage and restore such improvements with reasonable diligence to substantially the condition in which they existed immediately prior to the occurrence of the casualty; provided, however, that Landlord shall not be obligated to expend more in such restoration than the insurance proceeds available as a result of such loss, plus the amount of its deductible. If the damage or destruction to the Premises is complete such that all or substantially all (75% or more) of the Premises is rendered untenantable in the good faith judgment of Landlord's independent architect chosen to make such determination, or so substantial that an independent third party contractor or construction consultant designated by Landlord to make the determination for purposes hereof (the "DESIGNATED CONSTRUCTION EXPERT") determines that reconstruction of the Premises using standard construction scheduling will likely take in excess of two hundred seventy (270) days from the date of such determination (the last day of amount of time for restoration of the Premises as estimated by the Designated Construction Expert is herein called the "DATE OF PROJECTED COMPLETION" or, if the actual estimate of restoration time is less than 270 days from the date of the estimate, then the Date of Projected Completion will be deemed for purposes of Tenant's rights hereunder to be the 270th day from the date of the estimate), or if more than fifty percent (50%) of the tenant occupiable space in the entire Facility is rendered untenantable by the casualty in the good faith judgment of Landlord's independent architect, then Landlord may terminate this Lease, and in any such termination, rentals and other obligations shall be prorated to the date of termination (after taking into account any proration of rent during any partial tenantability following the casualty as provided below). A decision to repair or terminate shall be made by Landlord within forty-five (45) days after the casualty and if Landlord's Designated Construction Expert determines that reconstruction of the Premises will take in excess of two hundred seventy (270) days from the date of such determination or Landlord's independent architect determines that fifty percent (50%) or more of the Building area in the Facility or more than seventy-five percent (75%) of the Premises was rendered untenantable by the casualty, then Landlord will notify Tenant in writing within such 45-day period as to whether Landlord elects to terminate this Lease or to keep this Lease in effect (subject to Tenant's termination rights, below) and pursue completion of restoration of the Premises, which notice shall be accompanied by the estimate of the Date of Projected Completion by the Designated Construction Expert or determination of percent of untenantability by Landlord's architect, as applicable, if either ground is being used at the basis for Landlord's election to terminate or if Landlord is electing not to terminate but requires longer than two hundred seventy (270) days to complete such restoration work (such notice and required accompanying information being herein called the "LANDLORD'S ELECTION NOTICE"). If Landlord fails to timely give such Landlord's Election Notice, then Landlord shall be deemed to have elected not to terminate this Lease and the Date of Projected Completion will be deemed to be two hundred seventy (270) days from the end of its time to give such notice. If Landlord's settlement of its insurance claim with its insurer is not complete within thirty (30) days after the date on which Landlord receives the estimated Date of Projected Completion from the Designated Construction Expert, then Landlord will be entitled to automatic extension of the Date of Projected Completion for each day, up to thirty (30) additional days, that it takes to settle such claim. If a decision is made (or deemed made) by Landlord to repair, such repairs shall be commenced and completed with reasonable diligence subject to events of force majeure or other events beyond Landlord's reasonable control, subject to Tenant's right of termination under certain circumstances specified below. Tenant shall contribute to Landlord in cash upon demand the replacement cost of any portions of the Premises that Tenant was required to insure, in each case whether or not Landlord elects to terminate this Lease, and such obligations of Tenant survive termination of this Lease. Landlord shall not be obligated to repair or replace (A) any alteration, fixture, addition or improvement added by Tenant except the Tenant Office Improvements (but only if the construction thereof has been fully completed by Tenant [otherwise to be covered by Tenant's or its contractor's builder's risk policy or Tenant' self-insurance and to be rebuilt by Tenant after completion of Landlord's work at Tenant's sole expense] and provided that a set of as-built plans and specifications therefor have been provided to Landlord in CAD format), (B) any of Tenant's property or contents, or (C) any portion of the Premises that Tenant is not committed to Lease hereunder for at least a term of one year after the Date of Projected Completion. If part of the Temporary Office Space is damaged and Tenant has not yet exercised its extension option under Paragraph 7(b) of EXHIBIT "E" and Tenant desires to require Landlord to restore such Temporary Office Space, then Tenant shall notify Landlord of Tenant's binding election to exercise its right to extend this Lease as to that Office Space (or relevant portion as to which such right may otherwise apply) within five (5) days after Landlord's written request; provided,


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however, that nothing in such early extension election by Tenant shall prevent
Landlord from electing its option in the process of such reconstruction to relocate the Office Space to Other Acceptable Locations pursuant to its option under Paragraph 7(f) of Exhibit "E" hereto and meet its reconstruction obligations in that fashion. If Tenant fails to make such extension election with respect to Temporary Office Space after receipt of Landlord's notice hereunder, Landlord shall proceed to make its estimates for Date of Projected Completion based on no Office Space being included in the Premises and Tenant will be deemed to have forever waived any further or later right to exercise the extension option for Temporary Office Space under Paragraph 7(b) of Exhibit "E". Landlord shall allow Tenant a pro-rata reduction of rent during the time and in the proportion that the Premises are unfit for occupancy, but not beyond the date that Landlord substantially completes its required restoration work with respect to the Premises; provided, however, that no abatement will be provided in relation to any damage or loss to the Additional Office Space. Notwithstanding the foregoing, Landlord may also terminate this Lease if, at any time, Landlord's Mortgagee takes all or a portion of the insurance proceeds from any casualty to apply to the Mortgage indebtedness.

          (b) Casualty Damage to the Facility - Tenant Termination Options. If Landlord's Election Notice indicates a Date of Projected Completion that is more than two hundred seventy (270) days after the date of the notice or deemed election to rebuild by Landlord or a determination by Landlord's architect that more than seventy-five percent (75%) of the Premises is rendered untenantable, then Tenant shall have a right, for a period of ten (10) days after receipt of Landlord's Election Notice in which to terminate this Lease by written notice to Landlord, effective on the date of the notice, and if Tenant fails to timely give such election notice it shall be deemed to have waived its right to terminate except for its second conditional termination right specified below. If this Lease is not terminated by either Landlord or Tenant under the foregoing options, and Landlord's required reconstruction work with respect to the Premises is not substantially complete by the Date of Projected Completion, as extended day for day for each day of delay be events of force majeure or Tenant delay or interference, then Tenant, as its sole and exclusive remedy, shall again be entitled, at any time thereafter prior to the date of Landlord's substantial completion of such required Premises restoration work, to terminate this Lease by written notice to Landlord, effective on the date of such notice.

          (c) Effect of Termination. If Landlord or Tenant timely and properly elects pursuant to the foregoing options to terminate this Lease, then this Lease shall terminate and the rent shall be prorated and adjusted between the parties to the date of termination, taking into account any total or partial reduction in rents by reason of total or partial untenantability between the time of such destruction or casualty and the date of termination. Upon any termination of the Lease by either party pursuant to this Section 24, the Security Deposit shall be returned to Tenant in such manner and time period as would be applicable had the termination date been the natural expiration of the term of this Lease.

          (d) Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, LANDLORD AND TENANT EACH WAIVES AND RELEASES ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST THE OTHER PARTY, AND THE OTHER PARTY'S PARTNERS, AGENTS, OFFICERS, EMPLOYEES AND AFFILIATES, for any loss or damage that may occur to any property of located on or comprising the Premises, or any Tenant improvements, alterations or additions thereto, or any improvements thereto, by reason of fire, the elements, or any other cause which is insured against by the owner thereof, or could have been insured against under an "all-risk" form (i.e., Causes of Loss - Special Form, or its equivalent successor form) of fire and property loss insurance, in the full replacement value of such property, with replacement cost coverage endorsement, and no self-insured retention limit or deductible or co-insurance (except the Permitted Deductible for Landlord's property insurance and any co-insurance permitted by the express terms of this Lease), REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, ITS AGENTS, OFFICERS OR EMPLOYEES (BUT EXCLUDING WILLFUL ACTS OF MISCONDUCT), and each party covenants that no insurer of any such loss shall hold any right of subrogation against the other or its related parties as referenced above; provided, however, that Landlord further does not waive its right to require payment by Tenant of the value of any portions of the Premises (or Tenant permanent installations therein) that Tenant is required to insure hereunder. Tenant also waives, releases and relinquishes any and all recoveries, claims, actions, causes of action or rights of recovery against Landlord, its partners, and its and their respective agents, employees, officers and affiliates, for any loss or damage to Tenant's business (including loss of profit or revenue) arising from casualty events to the Premises or any property of Tenant on the Premises to the extent such loss could have been insured against by a policy of business interruption insurance (for at least 9 months of total business interruption), WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF LANDLORD OR SUCH OTHER RELEASED PARTIES, and Tenant further covenants and warrants to Landlord that each insurance company issuing Tenant a policy of business interruption insurance shall be endorsed to waive subrogation against Landlord by reason of any payment of any such claim made thereon by Tenant.

     25. TENANT DEFAULT; LANDLORD REMEDIES.

          (a) General Remedies. This Lease is subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at its option and without any prior verbal or written notice to Tenant, in addition to all other rights and remedies


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of Landlord hereunder or by law or equity, continue this Lease in full force and effect and/or do any one or more of the following: (i) terminate this Lease by express written notice of such election by Landlord to Tenant, in which event Tenant shall immediately surrender possession of the Premises to Landlord; (ii) enter upon and take possession of the Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease;
and/or (iii) alter locks and other security devices at the Premises and terminate Tenant's access to the Facility.

          (b) No Acceptance of Surrender or Release by Exercise of Landlord Remedies; Remedies Upon Repossession Without Termination. Exercise by Landlord of any one or more remedies granted under Section 25(a) or otherwise available shall not be deemed to be an acceptance by Landlord of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No repossession of the Premises by Landlord and no termination of this Lease by Landlord shall result in release of Tenant for liability for rent for the balance of the stated Term of this Lease, or for any liability for anticipatory breach damages for any termination resulting from an Event of Default, and Tenant agrees to remain fully liable for all such rents, damages and losses of Landlord. Other than as may be mandated by law (subject to Tenant's obligation to plead and prove failure to mitigate), Landlord shall have no obligation to relet or to attempt to relet the Premises for Tenant's benefit, but may do so to any tenant and for any purpose and on any terms Landlord sees fit. If this Lease has not been terminated, any net proceeds of reletting by Landlord, net of costs of reletting, will be credited to Tenant before determination of its monthly deficiency obligation for rent. If Landlord repossesses without terminating this Lease, Landlord reserves the right at any time thereafter to elect to terminate this Lease. If Landlord elects to permanently repossess the Premises without terminating this Lease, then Landlord may recover from Tenant, at Landlord's option, either (i) monthly rental deficiencies (as they accrue in periodic intervals chosen by Landlord) during the balance of the then-existing Term of this Lease, such deficiencies being the difference between the rentals agreed to be paid by Tenant under this Lease for the month in question and the rentals (if any) actually collected by Landlord (without obligation to pursue collection) from re-letting of the Premises or part(s) thereof, or (ii) the accelerated sum of rentals due for the balance of the then-existing Term of this Lease, offset by the cash market rental value of the Premises that could reasonably be realized by Landlord by commercially reasonable efforts to re-let the Premises using Landlord's then-standard leasing and tenant criteria for similar buildings in the same market (taking into account any constraints imposed by the Landlord's Mortgagee, without obligation to refinance for the benefit of Tenant in terms of lender requirements for re-letting).

          (c) Certain Repossession Provisions. In the event that Landlord is entitled to change the locks at the Premises pursuant to any of the foregoing provisions, Tenant agrees that entry may be gained for that purpose through use of a duplicate or master key, drilling out and/or replacing the locks, or any other peaceable means, that same may be conducted out of the presence of Tenant if Landlord so elects, that no notice shall be required to be posted by the Landlord on any door to the Premises (or elsewhere) disclosing the reason for such action or any other information, and that Landlord shall not be obligated to provide a key to the changed lock to Tenant unless Tenant shall have first:
(i) brought current all payments due to Landlord under this Lease; (ii) fully cured and remedied to Landlord's reasonable satisfaction all other defaults of Tenant under this Lease (but if such defaults are intentional or not reasonably subject to cure, such as assignment or subletting in violation of this Lease or vacating the Premises, then Landlord shall not be obligated to provide the new key to Tenant under any circumstances); and (iii) given Landlord security and assurance reasonably satisfactory to Landlord that Tenant intends to and is able to meet and comply with its future obligations under this Lease, both monetary and non-monetary; provided, however, that if Landlord has theretofore formally and permanently repossessed the Premises pursuant to Section 25(a)(ii) hereof, or has terminated this Lease pursuant to Section 25(a)(i) hereof, then Landlord shall be under no obligation to provide a key to the new lock(s) to Tenant regardless of Tenant's payment of past-due rent or other past-due amounts, damages, or any other payments or amounts of any nature or kind whatsoever, or Tenant's subsequent cure or purported cure of any other default. To the extent
Section 26 does not apply to such property, Landlord will allow Tenant to arrange for removal of its personal property from the Premises on such terms and conditions, and subject to such requirements, as Landlord may determine, and no assertion of control over such Tenant property by Landlord shall ever be deemed a conversion thereof by Landlord. If Tenant fails to promptly meet Landlord conditions of removal of such property and fails to remove the same, Landlord may move Tenant's property at Tenant's expense, and store the same at Tenant's expense, and any reclamation thereof by Tenant shall additionally be subject to Tenant's payment of all such moving and storage costs. The provisions of this
Section 25(c) are intended to override and supersede any conflicting provisions of the Texas Property Code (including, without limitation, Section 93.002 thereof, as in effect on the Effective Date, and any amendments or successor statutes thereto), and of any other law, to the maximum extent permitted by applicable law.

          (d) Rent Delinquencies. All delinquent rents and payments owing by Tenant to Landlord hereunder shall bear interest from the tenth (10th) day after the due date, until paid, at the Default Rate," which means a floating rate automatically changing from time to time to equal five percent (5%) plus the Prime Rate as published in the "Money Rates" (or successor) section of the national edition of the Wall Street Journal or, if such publication is discontinued, then the published "prime" or "base commercial"


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lending rate (which may or may not be the lowest rate for its best customers)
from time to time announced and in effect at a U.S. national bank designated by Landlord with assets of $100 million or more.

          (e) Landlord's "Go Dark" Recapture Right. Notwithstanding that abandonment or vacating of the Premises is not a default under this Lease if Tenant has given the required advance notice of its intent to vacate as provided in paragraph (ii) of the definition of Event of Default (and as long as Tenant continues to pay all rent and other sums due under this Lease and to maintain and repair the Premises and perform all of its other obligations under this Lease), should Tenant vacate all or a material portion of the Premises for a period of sixty (60) days or more, Landlord shall have the right, but not the obligation, to terminate this Lease by giving written notice to Tenant, which termination shall be effective not more than sixty (60) days after the date of such notice, thereby releasing Landlord and Tenant from any further obligation under this Lease that first accrues from and after the effective date of termination stated in Landlord's notice to Tenant, but such termination shall not release Tenant from indemnity or other liabilities that survive expiration of this Lease by its terms. Upon any termination of the Lease pursuant to this
Section 25 (e), the Security Deposit shall be returned to Tenant in such manner and time period as would be applicable had the termination date been the natural expiration of the term of this Lease. Landlord reserves its right to declare an Event of Default if Tenant vacates all or material portion of the Premises without complying with the requirements of paragraph (ii) of the definition of Event of Default in the Glossary.

     26. WAIVER OF SECURITY INTEREST; RIGHT TO DEAL WITH PROPERTY OF TENANT OR OTHERS IN THE PREMISES.

          (a) Waiver. Landlord expressly waives any statutory landlord lien rights and agrees that this Lease shall not create any contractual lien of Landlord with respect to Tenant's removable trade fixtures, furnishings or other personal property of Tenant located at the Premises.

          (b) Landlord's Rights to Deal With Tenant's Property Upon Termination or Repossession. No exertion of control by Landlord or its agents or contractors over Tenant's inventory, equipment or other personal property located in the Premises, whether or not owned by Tenant ("TENANT'S PERSONALTY"), by reason of Landlord's exercise of its rights to repossess the Premises shall ever be deemed a conversion of Tenant's Personalty as long as Landlord substantially complies with the requirements of this paragraph. If Landlord repossesses the Premises pursuant to the authority herein granted, with or without terminating the Lease, then, unless Tenant makes arrangements to remove and does move Tenant's Personalty out of and off of the Premises within fifteen (15) days after Landlord's repossession of the Premises and the giving of written notice of such repossession pursuant to the notice provisions of this Lease, Landlord shall have the right (i) to remove and store, at Tenant's expense, all of Tenant's Personalty found at the Premises, including that which is owned by or leased to Tenant (without obligation to investigate third party claims thereon), and (ii) to dispose of such un-reclaimed Tenant Personalty left in the Premises, the same being deemed at Landlord's election to have been sold to Landlord by this Lease as if it were a bill of sale (Tenant hereby granting, selling and conveying such property to Landlord with general warranty of title upon Landlord making an entry in its records of its election under this clause (ii)), without obligation to account to Tenant for any proceeds thereof or the method of sale or other disposal thereof or any obligation to obtain any value therefor. Landlord also shall have the right (but no obligation) to relinquish possession of all or any portion of such Tenant Personalty to any person ("CLAIMANT") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such Tenant Personalty, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity (and not waived under paragraph (a) hereof); and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable. Tenant further agrees to indemnify, defend and hold harmless Landlord (which obligations of Tenant shall survive termination of this Lease) from and against any and all claims by any third party owner or lienholder on property of Tenant that is disposed of by Landlord pursuant to this Section.

     27. ATTORNEY FEES; COURT COSTS. If either party shall file suit against the other in connection with this Lease or any matter pertaining to the Premises, the losing party in court shall pay any court costs, reasonable costs of litigation, and reasonable amount of attorney fees incurred by the prevailing party in court. Should Landlord employ an attorney to attempt to collect or enforce this Lease upon the occurrence of a default by Tenant, whether or not suit is filed, Tenant shall be liable for and shall reimburse Landlord on demand for Landlord's attorney's fees and costs relating to such demands or enforcement activity.

     28. TENANT ACTS. Landlord and its agents shall not be liable to Tenant or to Tenant's employees, patrons, visitors, invitees, or any other persons for any injury to any such persons or for any damage to personal property caused by any act, omission, or neglect of Tenant or Tenant's agents or of any other tenant of the Premises (whether in violation of this Lease or otherwise).


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     29. SIGNS.

          (a) Tenant's Permitted Exterior Signs. Other than Tenant's existing sign on a monument sign (owned by Landlord) at the entrance to the Facility and Tenant's right to have a sign (reasonably approved by Landlord) on the exterior of the back of the Warehouse/Manufacturing Portion of the Premises to designate their northwest entrance, Tenant shall not post or paint any signs at, on or about the Premises or in the Common Areas or anywhere within the Facility, or paint the exterior walls of the Building containing the Premises, except with the prior written approval of Landlord. Landlord shall have the right to remove any sign or signs in order to paint the Building or Premises or to make any repairs or alterations. Tenant shall keep Premises and Facility free of any and all liens arising from its installation of permitted signs, as well as any other installations or construction by Tenant as permitted by this Lease. All Tenant exterior signs must be kept by Tenant, at Tenant's sole cost and expense, in compliance with all applicable laws and regulations pertaining thereto, in good condition and repair, and with all required permits and licenses therefor in full effect, and the same shall not be used by any party other than Tenant. Landlord gives no representation, warranty or assurance of any kind to Tenant that such exterior signs will be able to be kept or maintained in such locations under the laws and regulations that exist or come into effect from time to time, and Landlord shall have no liability to Tenant whatsoever should the same be denied by law at any time.

          (b) Certain Landlord Reserved Rights. Without limitation of rights afforded to Landlord by law, Landlord reserves the right to add other Tenant names to the existing monument sign at the entrance to the Facility, and/or to replace such sign with an improved multi-tenant sign for such purpose, and/or to add signs for the benefit of other tenants and users in the Facility from time to time as Landlord sees fit.

     30. ENVIRONMENTAL RESPONSIBILITIES. Tenant agrees to comply with the environmental requirements set forth on EXHIBIT "D" attached hereto and incorporated herein by this reference, in its use, occupancy and operation of the Premises and use of the Common Areas of the Facility by Tenant and those using the same under or through Tenant as provided herein.

     31. NO WAIVER. Except as otherwise expressly stated to the contrary elsewhere herein, no waiver by Landlord or Tenant of any default or breach of any term, covenant, condition, agreement, provision, or stipulation herein contained shall constitute a waiver of any subsequent default or breach of the same or any other term, covenant, condition, agreement, provision or stipulation hereof.

     32. TRANSFER BY LANDLORD. In the event of any sale of the Premises or Facility by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability hereunder and from all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser at such sale or any subsequent sale of the Premises or Facility shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease accruing from and after the date of such transfer.

     33. TIME OF ESSENCE. Time is of the essence of this Lease except as specifically provided to the contrary in any other express provisions of this Lease.

     34. ENTIRE AGREEMENT; AMENDMENT. This Lease embodies the entire contract between the parties hereto relative to the subject matter hereof, and all prior discussions, negotiations, agreements, representations, assurances and/or proposals, if any, prior to the date hereof are hereby merged out of existence and rendered void and of no force or effect whatsoever. No variations, modifications, changes, or amendments herein or hereof shall be binding upon any party hereto unless in writing, executed by a duly authorized officer or a duly authorized agent of the particular party. All exhibits referred to in this Lease and attached hereto are incorporated herein for all purposes.

     35. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     36. SUCCESSORS AND ASSIGNS. Subject to the terms of Section 23, all covenants and obligations as contained within this Lease shall bind, extend, and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon Tenant, its permitted successors and permitted assigns.


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     37. BROKER CLAUSE. Tenant and Landlord each represents to the other that it has not been represented by or had any dealings with any real estate brokerage firm or broker in connection with this Lease other than Tenant's Broker and Landlord's Broker (each, a "Broker") referenced in the Basic Lease Terms. Each of Landlord and Tenant agrees to indemnify, defend and hold harmless the other party from and against any claim with respect to a leasing commission or brokerage fee based on this Lease and claimed by any real estate brokerage firm or broker (including the indemnifying party's own Broker) claiming to be due a commission or fee as a result of any act, promise, agreement or communication by such indemnifying party or its respective Broker (neither of whom is entitled to receive a commission from Landlord as a result of or based upon the execution of this Lease).

     38. CONFIDENTIALITY. Tenant agrees to hold this Lease confidential and not to reveal the terms and conditions of the Lease to any other party without the prior written permission of Landlord, except that Tenant shall be entitled to disclose the terms of this Lease to any lender or prospective lender providing or being requested to provide financing to Tenant, to any shareholders, owners or partners of Tenant's company (though Tenant shall be responsible to ensure those parties do not violate this clause), to any buyer or prospective buyer of Tenant's assets or equity interests (provided that the buyer or prospective buyer agrees to a confidentiality provision equivalent to this provisions directly for the benefit of Landlord), and to any governmental regulatory body or agency with whom Tenant is required to file material information or that is entitled under applicable law to require that Tenant disclose lease information in connection with some action, proceeding or investigation by such body.

     39. GOVERNING LAW. This Lease and the rights and obligations of the parties hereto shall be governed by, and interpreted, construed, and enforced in accordance with, the laws of the State of Texas.

     40. FORCE MAJEURE. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, adverse weather conditions in excess of those reasonably anticipatable during a given period that impacts construction (using the same standard for weather delay that would be applicable under the current standard AIA form of A-201 General Conditions, but including related drying time and time for re-preparation of ground, fill or other existing materials), shortages of labor or materials, war, governmental laws, regulations or restrictions, or any act, omission, delay, or neglect of Tenant or any of Tenant's employees or agents, or any other cause whatsoever beyond the control of Landlord.

     41. LIMITED RECOURSE. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Premises and the proceeds of any liability insurance policies of Landlord related to such claim(s), and Tenant agrees to look solely to Landlord's interest in the Premises and such claim-related insurance proceeds, if any, for the recovery of any judgment from Landlord, it being expressly understood and agreed that Landlord shall never be personally liable for any judgment or deficiency, WHETHER OR NOT THE CLAIM IN QUESTION AROSE, IN WHOLE OR IN PART, FROM THE NEGLIGENCE (WHETHER INDEPENDENT, CONCURRENT, JOINT, COMPARATIVE OR OTHERWISE) OF LANDLORD OR ANY PARTY FOR WHOSE ACTIONS LANDLORD IS LEGALLY LIABLE. This clause shall not be deemed to limit or deny any remedies that Tenant may have in the event of a default by Landlord hereunder which do not involve the personal liability of Landlord in damages.

     42. QUIET ENJOYMENT. Tenant accepts the Premises subject to all Restrictions, as defined in the Glossary, and subject to the terms of Paragraph 2 of EXHIBIT "E" which apply to any Mortgage now or hereafter of record. As long as Tenant is not in default hereunder, Tenant shall, subject to the terms and provisions of this Lease, peaceably and quietly hold and enjoy the Premises for the Term hereby demised, only, however, against (i) interference therewith by the affirmative acts of Landlord, its employees or agents, and (ii) interference therewith by any person who may claim superior title to the Premises by, through or under Landlord, but not otherwise. Landlord shall under no circumstances be held responsible for restriction or disruption of access to the Premises from public streets caused by construction work or other actions taken by or on behalf of governmental authorities, or for actions taken by other tenants (their employees, agents, visitors, contractors or invitees), or from any other cause, and same shall not constitute a constructive eviction of Tenant or give rise to any right or remedy of Tenant against Landlord of any nature or kind. Notwithstanding the foregoing, however, if any other Tenant in the Primary Building is violating the provisions of its lease prohibiting the setting up of Excessive Vibration in the Primary Building,, then Tenant shall notify Landlord thereof and as long as Landlord thereafter takes reasonable actions to enforce such restriction, including a period of up to twenty (20) days to make demand and attempt to negotiate a solution and, thereafter, Landlord may elect whether to promptly exercise a termination or repossession option against Tenant or pursue with reasonable diligence the obtaining of injunctive relief (including pursuit of an emergency temporary restraining order, if the law will allow) against such other tenant to prevent the activity creating Excessive Vibration in the Primary Building. This covenant of quiet enjoyment is in lieu of any covenant of quiet enjoyment provided or implied by law, and Tenant expressly waives any such other covenant of quiet enjoyment to the extent broader than the covenant contained in this Section. Nothing herein deprives Tenant of its right under law to prevent interference with its operations by third parties not under the control of Landlord, including


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other tenants of the Facility, but such actions are at Tenant's own cost and expense as long as Landlord performs its obligations as specified above following receipt of notice from Tenant of the existence of the prohibited activity of the other tenant.

     43. INSPECTION. Landlord and Landlord's agents and representatives shall have the right for its own protection, but not the obligation, to enter the Premises during business hours and upon reasonable prior notice to Tenant (such notice to be given in writing not less than 24 hours in advance except in emergency or Tenant default), to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. During the period that is six (6) months prior to the end of the Term hereof and at any time Tenant is in default beyond any applicable cure period(s), or at any time with respect to the Office Space, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises, and in the case of the six month period prior to the end of the Term of this entire Lease shall have the right to erect a suitable sign on the Premises stating the Premises are available for lease (Landlord being entitled to erect for lease or other signs anywhere it desires in the Facility other than on the Premises. Except in connection with entry to cure a Tenant default or to take other remedies for Tenant default, Landlord agrees to use good faith efforts to minimize any disruption of Tenant's use of the Premises during such Landlord entrances and to act in a commercially reasonably manner in the carrying out of its permitted activities pursuant to the exercise of such right of entry. Landlord may erect a sign at any time outside the Premises offering the Premises or Facility as a whole for sale, provided that any sale is subject to the remaining Term of this Lease. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

     44. WAIVER OF IMPLIED WARRANTIES; INDEPENDENT COVENANTS. TENANT HEREBY AGREES, AS A MATERIAL PART OF THE CONSIDERATION FOR LANDLORD'S ENTERING INTO THIS LEASE, THAT LANDLORD HAS MADE NO WARRANTIES TO TENANT (OR ANY OF TENANT'S EMPLOYEES OR AGENTS) REGARDING THE CONDITION OF THE PREMISES, EITHER EXPRESS OR IMPLIED, AND LANDLORD HEREBY EXPRESSLY DISCLAIMS ANY WARRANTY (INCLUDING ANY IMPLIED WARRANTY) THAT THE PREMISES ARE OR WILL BE SUITABLE FOR TENANT'S INTENDED USE THEREOF. TENANT AGREES THAT TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, BUT THAT TENANT WILL CONTINUE TO PAY RENT WHEN DUE HEREUNDER, WITHOUT ABATEMENT, SET-OFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH OR ALLEGED BREACH BY LANDLORD OF ANY OF ITS EXPRESS OBLIGATIONS UNDERTAKEN IN THIS LEASE.

     45. WAIVER OF JURY TRIAL. TENANT HEREBY IRREVOCABLY WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY IN CONNECTION WITH ANY ACTION, LEGAL PROCEEDING OR HEARING WITH RESPECT TO THIS LEASE, AND SUCH WAIVER SHALL BE EFFECTIVE WITH RESPECT TO TENANT AND ANY PARTY THAT MAY CLAIM THROUGH TENANT. TENANT HAS READ THIS PARAGRAPH, HAS BEEN REPRESENTED BY COMPETENT LEGAL COUNSEL OF ITS CHOICE, AND THE WAIVERS MADE IN THIS PARAGRAPH HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY AND AS PART OF THE CONSIDERATION FOR THIS LEASE. TENANT HAS NO KNOWLEDGE OF ANY DEFENSE THAT MAY BE MADE AGAINST ENFORCEMENT OF THIS WAIVER AND AGREEMENT.

     46. NOTICES. Any notice, communication, request, reply, or advice (hereinafter severally and collectively called "NOTICE") provided for or permitted to be given, made, or accepted by either party to the other pursuant to this Lease must be in writing, and must, unless otherwise in this Lease expressly provided, be given or be served either (i) by depositing the same in the United States mail, postage prepaid, addressed to the party to be notified, by certified mail with return receipt requested, (ii) by delivering the same by hand delivery or private courier service to the notice address of such party, addressed to the party to be notified, or (iii) transmitted by facsimile (telecopy) transmission at the then-effective notice facsimile number for the party if a copy of such notice is sent by U.S. First-Class mail to the party, postage prepaid and properly addressed, no later than the next postal business day after the telecopy notice is sent. Notice deposited in the mail in the manner hereinabove described shall be deemed given and received for all purposes hereof, unless otherwise stated in this Lease, on the third (3rd) postal business day after it is deposited in the care or custody of the United States Postal Service, or upon actual receipt at the addressee's effective notice address, whichever is earlier (actual receipt being deemed the date of first attempted delivery if the first attempted delivery is not successful). Notice given by telecopy is deemed given and received only if followed by mail notice as described above, and only upon electronic confirmation by the sender's telecopy equipment that the notice was successfully transmitted; provided, however, that notice given by telecopy after 6:00 p.m. on a business day, or on a non-business day (Saturday, Sunday or holiday) is not deemed given until the next following business day. Notice given in any other manner shall be effective only if and when delivered at the designated notice address of the


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party to be notified (if not left with a receptionist at such address, then left in a secure location reasonably thought to be a place where after-hours deliveries will be found upon opening for business at such address the next following business day - but not left in a Building lobby of a multi-tenant Building in which the address of the recipient is a particular suite), addressed to the appropriate person as herein specified. The notice addresses of the parties for purposes of this Lease are as set forth in the Basic Lease Terms.
The parties hereto and their respective heirs, successors, legal representatives, and assigns, shall have the right from time to time and at any time to change their respective notice addresses for purposes hereof to any address within the continental United States, by giving at least fifteen (15) days' prior written notice to the other party delivered in compliance with this Section.

     47. ADDITIONAL TERMS.

          (a) Additional Terms. The parties agree to the additional terms set forth on Exhibit "E" attached hereto and incorporated herein by reference, relating to certain mortgage lender-related issues, financial statements and other matters.

                        [SIGNATURES FOLLOW ON NEXT PAGE]


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

     EXECUTED by the parties on the respective dates specified beneath their respective signatures below, to be effective as of the Effective Date.

LANDLORD:

                                        GSL 16/VIF GILLINGHAM, L.P., a Texas
                                        limited partnership

                                        By: GSL 16/VIF Gillingham GP, LLC, a
                                            Delaware limited liability
                                            company, its general partner

                                        By: GSL 16/VIF Gillingham, LLC, a
                                            Delaware limited liability
                                            company, its sole member

                                        By: GSL Partners SUB SIXTEEN, L.P.,
                                            a Texas limited partnership,
                                            Operating Member

                                        By: GSL SUB SIXTEEN GP, INC., a Texas
                                            corporation, its general partner


Execution Date: March 31, 2006          By: /s/ WELCOME W. WILSON, SR.
                                            ------------------------------------
                                        Name: WELCOME W. WILSON, SR.
                                              ----------------------------------
                                        Its: CHAIRMAN / CEO
                                             -----------------------------------

                                        By: VIF Gillingham, LLC, a Delaware
                                            limited liability company, Class
                                            A Member

                                        By: AEW Value Investors, LP, a
                                            Delaware limited partnership, its
                                            sole member

                                        By: AEW VIF Managers, LLC, a Delaware
                                            limited liability company, its
                                            general partner

                                        By: AEW VIF Investors, Inc., a Delaware
                                            corporation, its Manager-Member


Execution Date: March 31, 2006          By: /s/ MAUREEN A. JOYCE
                                            ------------------------------------
                                        Name: MAUREEN A. JOYCE
                                              ----------------------------------
                                        Its: VICE PRESIDENT
                                             -----------------------------------


                                        TENANT:

                                        SUNTRON GCO, LP, a Texas limited
                                        partnership

                                        By: Rodnic LLC, a Texas limited
                                            liability company, its general
                                            partner


Execution Date: March 31, 2006          By: /s/ JAMES A. DORAN
                                            ------------------------------------
                                            JAMES A. DORAN
                                            Chief Financial Officer


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

                                        GUARANTOR:

                                        SUNTRON CORPORATION, a Delaware
                                        corporation


Execution Date: March 31, 2006          By: /s/ JAMES A. DORAN
                                            ------------------------------------
                                        Printed Name: JAMES A. DORAN
                                                      --------------------------
                                        Title: SECRETARY
                                               ---------------------------------


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

List of Exhibits/Addendums:

Addendum No. 1 - Glossary of Certain Defined Terms
Exhibit "A" -    Legal Description of the Land
Exhibit "A-1" -  Diagram of the Warehouse/Manufacturing Portion of the Premises
Exhibit "B" -    Guaranty
Exhibit "C" -    Insurance Requirements for Tenant's Insurance
Exhibit "D" -    Hazardous Materials
Exhibit "D-1" -  List of Initially Known Permitted Materials
Exhibit "E" -    Rider of Additional Lease Terms
Exhibit "E-1" -  Diagram of Sealed Inventory Temporary Space
Exhibit "E-2" -  Diagram of Initial Temporary Office Space
Exhibit "E-3" -  Diagram of Additional Office Space
Exhibit "E-4" -  Diagram of Data Center Area
Exhibit "F" -    One Acceptable Form of SNDA Agreement
Exhibit "G" -    Supplemental LOC & Limited Tenant Offset Rights


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

                        ADDENDUM NO. 1 TO LEASE AGREEMENT

                        GLOSSARY OF CERTAIN DEFINED TERMS

"APPLICABLE HOLDOVER MULTIPLIER" is 140%.

"APPROVED ENVIRONMENTAL INSPECTOR" means Terracon/HBC Engineers or any other inspector approved in writing by Landlord.

"CAM COSTS" means all costs as Landlord may determine to be necessary in its sole and exclusive judgment, to maintain, repair, service, light and/or operate those portions of the Facility that are not Building interior areas for lease to tenants, such costs to include, but not be limited to: general landscaping, mowing of grass, care of shrubs (including replacement of expired plants); repair and maintenance of common Landlord-owned sewage facilities (including lift stations, etc.), drainage and detention facilities, water facilities, and other common plumbing facilities; operation, maintenance and repair of lawn sprinkler system; operation, maintenance and repair of Common Area lighting (excluding lighting mounted to the exterior of Buildings); repainting of exterior surfaces of Buildings which require periodic painting for preventive maintenance; paving and parking lot maintenance, including, but not limited to, repair and periodic striping or repaving; an amount determined by Landlord in good faith as a reasonable amount of water and sewer usage (if commonly metered with tenant usage) for Common Area usage thereof, subject to the provisions of
Section 8(a) of the Lease in regard to periods during which Tenant is the only occupier of the Facility; any patrol or monitoring service contracted for by Landlord, if any (without obligation to provide the same or, if commenced, to continue to do so); any loss within a Permitted Deductible; and the cost of a management fee of two percent of gross revenue from the Facility as a management fee payable either to a third party property manager or to Landlord.

"CLAIMS AND LOSSES" means all losses, damages, judgments, liabilities, penalties, fines, debts, actions, suits, proceedings, causes of action, costs, fees and expenses, including, without limitation, costs of court, defense costs and reasonable attorneys' fees.

"COMMON AREA" means parking, driveway and other improvements and facilities in areas of the Facility that are designated from time to time by Landlord for the common use and enjoyment of all tenants of the Facility, but excluding loading docks and other areas or facilities (except parking areas) designated by Landlord from time to time for the exclusive use of a particular tenant. Additional land will not be added to the Facility by Landlord except with Tenant's prior written approval.

"EDGAR" means the Securities and Exchange Commission's Electronic Data Gathering, Analysis, and Retrieval system, and any successor system that is available to the public without charge.

"ENVIRONMENTAL LAWS" means the statutes named in the definition of Hazardous Materials, and every other federal, state or local law regulating the generation, disposal or release into the environment of materials or substances deemed hazardous to human health, wildlife and/or the environment, including, without limitation, requirements, orders and regulations of the Texas Commission on Environmental Quality and the Environmental Protection Agency.

"EVENTS OF DEFAULT" means each of the following occurrences, or acts or omissions of Tenant, its employees, agents, partners, contractors, invitees or licensees (or any sublessee or party in possession, whether or not such party has been put in possession in violation of this Lease or not), in each instance after the expiration of the applicable cure period (if any) provided below:

          (i) Failure or refusal by Tenant to make the timely and punctual payment of any rent or other sums payable under this Lease when and as the same shall become due and payable, and the continuance of such non-payment for five
(5) days after the due date for such payment; provided, however, that the first two times such payments are delinquent in any twelve month period such delinquency will not be an Event of Default unless and until such payment remains delinquent for more than five (5) business days after Landlord gives Tenant written notice that such payments have not been timely received or are delinquent; or

          (ii) Abandonment or vacating of all or any material portion of the Premises UNLESS Tenant provides Landlord written notice of its intention to do so on or before a particular date that is not sooner than ninety (90) days after the effective giving of such notice to Landlord, or Tenant's failure to occupy the Premises within sixty (60) days after the Commencement Date; or

          (iii) The filing or execution or occurrence of a petition in bankruptcy or other insolvency proceeding by or against Tenant; or petition or answer seeking relief under any provision of the U.S. Bankruptcy Code; or an assignment of all or a portion of Tenant's assets for the benefit of creditors or in composition; or a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant's property; or a proceeding by any governmental authority


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

for the dissolution or liquidation of Tenant; provided, however, that in the event any of the foregoing is comprised of a petition, proceeding or action taken by a third party against Tenant on an involuntary basis, such occurrence will not be an Event of Default hereunder unless and until the earlier to occur of (A) the entry of an order for relief against Tenant in such proceeding, (B) Tenant's admission in such action that such petition, proceeding or action is proper or valid, or (C) such petition, proceeding or action remains undismissed for sixty (60) days after its filing; or

          (iv) Any assignment or sublease or deemed assignment or sublease by Tenant (whether or not legal, valid or enforceable and whether or not rendered void by the terms hereof) in violation of Section 23 of this Lease; or

          (v) Tenant uses the Premises or any part in violation of the permitted use provisions hereof and either (A) such use continues for a period of ten (10) business days after written notice of such violation is given by Landlord to Tenant, or (B) without notice or demand if such violation is repeated or chronic (i.e., occurs after three (3) prior instances in which Landlord has given Tenant written notice of prior violations of the use clause hereof, whether or not cured on those prior occasions and whether or not the current violation is similar to the prior violations); or

          (vi) Tenant fails to remove or bond around (to Landlord's satisfaction) any materialman's or mechanic's lien resulting from its work, within fifteen (15) days from the date of Tenant's receipt of notice of its filing; or

          (vii) Tenant makes any material modification, alteration or improvement to the Premises without Landlord's prior written consent as required herein (the fact that a less than material modification, alteration or improvement is made does not mean the same is permitted hereby, Landlord reserving all remedies for injunctive relief and damages, and all self-help rights including defaulting Tenant pursuant to clause (viii), below, relating thereto); a "MATERIAL MODIFICATION" as used herein meaning any change having a negative impact on the structural integrity of the Premises or having a cost to return the structure of the Premises to its prior condition of more than $10,000.00 (and not including the cost of any Tenant-owned machinery or equipment that may at times be affixed to the Premises); or

          (viii) Tenant fails to perform or comply with any of the agreements, terms, covenants or conditions provided in this Lease, other than those referred to in subparagraphs (i) through (vii), above, for a period of fifteen (15) days after notice from Landlord to Tenant specifying the items in default; provided, however, that if the cure of such default cannot reasonably be completed within such fifteen (15)-day period despite prompt commencement and diligent and continuous prosecution of such cure by Tenant after receipt of notice of default from Landlord, then Tenant shall have such additional time to cure as would be reasonably necessary in the exercise of prompt, diligent and continuous efforts to cure the default in question, but in no event beyond ninety (90) days from the date Landlord gave notice of such default; or

          (ix) It is determined that any financial information provided by Tenant or Guarantor (if any) to Landlord in connection with procuring this Lease was false or misleading in any material respect when given; or

          (x) The occurrence of any other circumstance or occurrence, or failure to act, that any provision of this Lease specifically states is an "Event of Default."

"EXPANDED ENVIRONMENTAL REPORT" means the written report of the Approved Environmental Inspector of the completion of the investigation of the matters of Recommended Further Inquiry, if any, set forth in the Initial Required Environmental Report, addressed directly to Tenant and Landlord (and, at Landlord's request, any Mortgagee or prospective Mortgagee) and setting forth the findings of such investigation in detail meeting the requirements of ASTM standards for phase I or phase II environmental site assessments, as applicable.

"HAZARDOUS MATERIALS" mean all substances regulated by any Environmental Law, and shall include, but is not limited to (i) asbestos and asbestos-containing material, (ii) petroleum, (iii) hydrocarbon based fuel products (including, without limitation, diesel, gasoline and so-called "gasohol"), (iv) explosive, toxic and radioactive materials, wastes or substances, or (v) any substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42. U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Act (49 U.S.C. Section 1802), as amended, the Resource Conservation and Recovery Act (42 U.S.C. Section 6901), as amended, or any other Environmental Law.

"HIGH RISK USE" means any use that, in Landlord's good faith judgment (i) will result in a material increase in the environmental risks of such operations from those contemplated by Tenant's Core Proposed Use, or (ii) will result in the use of the Premises being classified as ultra-hazardous or extra-hazardous for insurance purposes (i.e., by reason of use of flammables, explosives, or manufacturing, etc.) under the property insurance carrier's standards; provided, however, that Landlord has verified with its insurance


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

carrier that operations within the description of Tenant's Core Proposed Use and complying with Section of the Lease will not be considered an ultra-hazardous or extra-hazardous use by the property insurance carrier.

"HOME PAGE" means the internet website home page of Tenant and any successor equivalent electronic site available to the public without charge.

"INITIAL REQUIRED ENVIRONMENTAL REPORT" means the written report of the Approved Environmental Inspector of the completion of a phase I environmental site assessment of the Premises, conducted to ASTM standards, indicating any matters that, in such inspector's judgment, require further investigation, testing or inquiry in order to conclude that there is no reasonable basis to suspect illegal presence of Hazardous Materials and no recognized environmental condition affecting the Premises ("RECOMMENDED FURTHER INQUIRY"), if any, which report shall be addressed directly to Tenant and Landlord (and, at Landlord's request, any Mortgagee or prospective Mortgagee) and set forth the findings of such investigation in detail meeting (and evidencing compliance with) ASTM standards.

"MORTGAGEE" means any holder(s) from time to time of any Mortgage.

"MORTGAGE(S)" means mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the Facility or any ground lease, and all renewals, increases and rearrangements thereof, whether or not a novation of the secured debt may occur in connection therewith.

"OFFICE SPACE" means the Temporary Office Space and Additional Office Space that is leased from time to time by Tenant under this Lease.

"PERMITTED MATERIALS" means the following Hazardous Materials: (1) the following items used on the Premises to the extent the same are used as an incidental part of the primary business of Tenant conducted on the Premises: (i) cleaners and cleaning supplies of a household nature; (ii) cleaners and other materials used for treating, cleaning, coating, lubricating or servicing equipment or other assets or inventory of Tenant at the Premises; and (iii) office supplies (such as, but not limited to, toner cartridges, white-out and similar items); and (2) Hazardous Materials kept and used on the Premises as reasonably necessary and convenient for the conduct of Tenant's Core Proposed Use.

"PROPORTIONATE SHARE" shall mean the percentage that the gross floor area of the Premises from time to time represents of the gross floor area of all leasable improvements in the entire Facility, which percentage at the time of execution of this Lease is Fifty and Seventy-Eight Hundredths percent (50.78%).

"RECOMMENDED PRACTICES" means the manner of storing, using or otherwise handling Hazardous Materials that is recommended by the product manufacturer or industry experts to reasonably minimize the possibility of unintended release of such Hazardous Materials.

"RESTRICTIONS" means all easements, conditions, covenants, restrictions and encumbrances of record in the Real Property Records of the county in which the Premises is located.

"SPECIAL BUSINESS REQUIREMENTS AND LICENSES" means any licensing or permitted requirements applicable to the operation of Tenant's specific business and any construction or system requirements that are specific to Tenant's proposed business to be conducted on the Premises.

"TAXES" means a sum equal to all real estate taxes, general or special governmental assessments, deed restriction or property owners association dues or assessments, and similar assessments or charges of any other governmental or quasi-governmental authority assessed against the Facility.

"UNIFORM MANDATORY CHANGE" means (A) a capital improvement that is required to be made to the Premises to comply with new legal requirement as to which compliance of the Premises is mandatory, if (B) the new legal requirement is of uniform applicability to all similar buildings in the same jurisdiction, and not a requirement that is peculiar to Tenant's particular use, industry, products or operations.


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

Other Defined Terms:

Other terms defined in this Lease (or attachments) are as listed below (excluding those defined in the Basic Lease Terms), and are defined in the location specified (in the order in which they appear in this Lease):

Defined Term                            Location of Definition
------------                            ----------------------
"LEASE"      -                          Lease, Preamble
"COMMENCEMENT DATE" -                   Lease, Section 5
"SECURITY DEPOSIT LETTER OF CREDIT" -   Lease, Section 11
"ACCEPTABLE SECURITY DEPOSIT
   LETTER OF CREDIT" -                  Lease, Section 11
"RENTAL" -                              Lease, Section 12
"NOTICE" -                              Lease, Section 46
"EXISTING MORTGAGEE SNDA AGREEMENT" -   Exhibit E, Paragraph 2
"SNDA AGREEMENT" -                      Exhibit E, Paragraph 2
"RENEWAL OPTION" -                      Exhibit E, Paragraph 5
"RENEWAL TERM" -                        Exhibit E, Paragraph 5
"FAIR MARKET VALUE RENTAL RATE" -       Exhibit E, Paragraph 5
"SEALED INVENTORY TEMPORARY SPACE" -    Exhibit E, Paragraph 6
"UNINCLUDED BUILDING AREA" -            Exhibit E, Paragraph 6
"TEMPORARY OFFICE SPACE" -              Exhibit E, Paragraph 7
"INITIAL OFFICE SPACE TERM" -           Exhibit E, Paragraph 7(a)
"EXTENDED OFFICE SPACE TERM" -          Exhibit E, Paragraph 7(b)
"OFFICE SPACE BASE RENTAL" -            Exhibit E, Paragraph 7(b)
"DATA CENTER AREA" -                    Exhibit E, Paragraph 7(b)
"OTHER ACCEPTABLE LOCATION" -           Exhibit E, Paragraph 7(f)
"RELOCATED TEMPORARY OFFICE SPACE" -    Exhibit E, Paragraph 7(f)
"ADDITIONAL OFFICE SPACE" -             Exhibit E, Paragraph 8
"SUPPLEMENTAL LOC" -                    Exhibit G


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

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF THE LAND

                                  EXHIBIT "A-1"

         DIAGRAM OF THE WAREHOUSE/MANUFACTURING PORTION OF THE PREMISES


                                     A-1-1

                                   EXHIBIT "B"

                                    GUARANTY

     In order to induce GSL 16/VIF GILLINGHAM, L.P., a Texas limited partnership ("Landlord"), to execute the attached and foregoing Triple Net Industrial Lease (the "Lease") with SUNTRON GCO, LP, a Texas limited partnership ("Tenant"), for premises containing approximately 222,600 square feet of industrial and warehouse space and a variable amount of office space and certain other temporary lease space situated on an approximately 32.4061-acre tract of land located at 1111 Gillingham Lane, in Sugar Land, Fort Bend County, Texas, in the Brown and Belknap League Survey, Abstract No. A-15, Fort Bend County, Texas, the undersigned (whether one or more than one) has guaranteed and by this instrument does hereby guarantee the payment and performance of all liabilities, obligations and duties (including, but not limited to, payment of rent) imposed upon Tenant under the terms of the Lease, for the full Term of the Lease and any extension thereof, as if the undersigned has executed the Lease as Tenant thereunder.

     The undersigned hereby waives notice of acceptance of this Guaranty and all other notices in connection herewith or in connection with the liabilities, obligations and duties guaranteed hereby, including notices of default by Tenant under the Lease, and waives diligence, presentment and suit on the part of Landlord in the enforcement of any liability, obligation or duty guaranteed hereby.

     The undersigned further agrees that Landlord shall not be first required to enforce against Tenant or any other person any liability, obligation or duty guaranteed hereby before seeking enforcement thereof against the undersigned. Suit may be brought and maintained against the undersigned by Landlord to enforce any liability, obligation or duty guaranteed hereby without joinder of Tenant or any other person. The liability of the undersigned shall not be affected by any indulgence, compromise, settlement or variation of terms which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant, and shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Tenant or its estate in bankruptcy, or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the United States Bankruptcy Code, or any similar law or statute of the United States or any State thereof. Landlord and Tenant, without notice to or consent by the undersigned, may at any time or times enter into such extensions, amendments, assignments, subleases, or other covenants respecting the Lease as they may deem appropriate; and the undersigned shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations and duties of Tenant under the Lease as so extended, amended, assigned or otherwise modified.

     It is understood that other agreements similar to this Guaranty may, at Landlord's sole option and discretion, be executed by other persons with respect to the Lease. This Guaranty shall be cumulative of any such agreements and the liabilities and obligations of the undersigned hereunder shall in no event be affected or diminished by reason of such other agreements. Moreover, in the event Landlord obtains another signature of more than one guarantor on this page or by obtaining additional guaranty agreements, or both, the undersigned agrees that Landlord, in Landlord's sole discretion, may (i) bring suit against all guarantors of the Lease jointly and severally or against any one or more of them, and/or (ii) compound or settle with any one or more of the guarantors from liability. The undersigned further agrees that no such action shall impair the rights of Landlord to enforce the Lease against any remaining guarantor or guarantors, including the undersigned.

     If the party executing this Guaranty is a corporation, then the undersigned officer personally represents and warrants that the Board of Directors of such corporation, in a duly held meeting, has determined that this Guaranty may reasonably be expected to benefit the corporation. Guarantor agrees, within ten
(10) days after Landlord's request accompanied by the requested certificate form, to execute and deliver to Landlord or to any party designated by Landlord (including a mortgage lender with respect to the Premises and any prospective buyer thereof), an estoppel certificate on which such recipient may rely stating, among other reasonable certifications requested by Landlord, that this Guaranty is in full force and effect and has not been modified, altered or amended, and this Guaranty is a valid and legally binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights.

     The undersigned agrees that if Landlord shall employ an attorney to present, enforce or defend all of Landlord's rights or remedies hereunder, the undersigned shall pay any reasonable attorney's fees incurred by Landlord in such connection. This agreement shall be binding upon the undersigned and the successors, heirs, executors and administrators of the undersigned, and shall inure to the benefit of Landlord and Landlord's heirs, executors, administrators, and assigns. This Guaranty is governed by and shall be construed in accordance with the laws of the State of Texas and the United States of America, and Guarantor hereby irrevocably


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                                      B-1
consents to the assertion of personal jurisdiction over it in the state and federal courts sitting in the State of Texas, USA, with respect to any claim or liability of the undersigned Guarantor arising under this Guaranty.

     EXECUTED, this ________ day of March, 2006, to be effective the same day as the Effective Date of the attached and foregoing Lease.

GUARANTOR:           SUNTRON CORPORATION, a Delaware
                     corporation


                     By: /s/ JAMES A. DORAN
                         ------------------------------------
                         JAMES A. DORAN
                         SECRETARY

Notice Address:      2401 West Grandview Road
                     Phoenix, AZ 85023
                     Attn: Hargopal (Paul) Singh
                     President and CEO
                     Telecopy: 602.282.5600
                     Email: paul.singh@suntroncorp.com

Telephone #:         602-789-6600
Federal Tax I.D.#:   86-1038668


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                                       B-2

                                   EXHIBIT "C"

                  INSURANCE REQUIREMENTS FOR TENANT'S INSURANCE

     1. Tenant's Liability and Personal Property Coverage. Prior to the commencement of occupation or use of the Premises for activities provided herein, Tenant, at its sole cost and expense, shall procure, and Tenant shall maintain throughout the continuance of this Lease, a policy of commercial general liability insurance covering all bodily injury and property damage arising from its use or operation of the Premises, containing limits of not less than $2,000,000.00 combined single limits for bodily injury (including death) and property damage per occurrence, on an "occurrence" basis rather than a "claims made" basis of coverage, plus a policy of commercial auto liability insurance (owned and non-owned/hired) with the same limits of coverage, together with umbrella coverage sufficient to bring Tenant's coverage for commercial general liability and auto liability to $10,000,000 per occurrence. If any such policy is on a blanket basis covering multiple locations of operation of Tenant, such policy shall contain a "per location" endorsement ensuring that the above stated policy limits are available separately for operations of Tenant at the Premises and are not reduced by claims arising from operations at other locations. Such policy(ies) of liability insurance shall contain no deductible and no self-insured retention limit; provided, however, that at any time that Tenant and Guarantor have, according to their most recently published audited financial statements, stockholder's equity of $50 million or more, Tenant is entitled to maintain a deductible and/or self-insured retention limit in the aggregate amount not to exceed the first $100,000.00 of risk per occurrence (in whichever form, or combination of forms, such permitted levels of deductibles and/or self-insured retention are herein referred to as "PERMITTED SELF-INSURANCE"). During any period that Tenant is entitled to and does elect to maintain Permitted Self-Insurance, and in addition to Tenant's other indemnity, hold harmless and defense obligations in favor of Landlord under any other clause of this Lease, Tenant agrees that within the Permitted Self-Insurance limit, Tenant will pay every claim of Landlord that Landlord would have been entitled to make and receive from a solvent third-party insurer under the form of general liability policy otherwise required of Tenant hereunder had such policy not contained the Permitted Self-Insurance and had Landlord been named additional insured thereon and thereunder as required herein, such claims to be paid by Tenant on a "no-fault" basis; i.e., without regard to any fault or contribution of fault on the part of Landlord or any party for whom it might otherwise legally be liable and Tenant waives all rights of subrogation against Landlord, its employees, servants, agents, partners, shareholders and affiliates by reason of any such payment. Landlord and, if requested from time to time, Landlord's Mortgagee, shall be named as additional insureds on such liability policy(ies) of Tenant. The endorsement in favor of Landlord shall be the equivalent of ISO form CG 20 26 11 85, or its equivalent successor form, but such policy must specifically indicate that the property on which Tenant's operations are insured is the entire Premises described on EXHIBIT "A" attached to this Lease and that the additional insured is covered for its own negligence relating to the Premises. Tenant shall furnish and maintain with Landlord at all times during the Term of this Lease a certificate of insurance in favor of Landlord as certificateholder, and evidencing all insurance coverages required under this paragraph and under Paragraph 2, below. Upon Landlord's request, Tenant shall provide Landlord an agent-certified copy of the original liability insurance policy(ies) maintained by Tenant hereunder. The liability insurance policy(ies) required to be maintained by Tenant hereunder shall be endorsed to require (and the certificate of insurance shall recite the existence of an endorsement providing for) thirty (30) days' written notice to Landlord prior to termination of or change in the coverage provided. Tenant agrees to provide all-risk first party full replacement cost property insurance, on a Causes of Loss - Special Form policy, covering all of its contents, fixtures and permanent improvements and betterments at the Premises, and all glass, exterior office front or entrances, or related framing, sealants and glazing).

     2. Tenant's Worker's Compensation Coverage. Prior to the commencement of occupancy or use of the Premises for the uses permitted herein, Tenant, at its sole cost and expense, shall procure and maintain a valid policy of worker's compensation insurance complying with requirements of applicable law, in statutory amounts (Tenant shall not elect to be a non-subscriber under such worker's compensation insurance program), and a policy of employer's liability coverage in the amount of at least $500,000.00 per occurrence. Each such policy shall contain a waiver of subrogation rights in favor of Landlord, and Tenant indemnifies (and agrees to defend) Landlord from and against any loss, liability, cost or expense resulting from Tenant's failure to maintain such coverages.


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

                                   EXHIBIT "D"

                               HAZARDOUS MATERIALS

     1. Hazardous Materials Use Restricted; Permitted Materials. Tenant shall not use the Premises for the generation, storage (above or below ground) or disposal of any Hazardous Materials, or bring Hazardous Materials into the Common Area for transport to and from the Premises or otherwise, except for storage and use in the Premises of Permitted Materials. Tenant shall remain in compliance at all times with all requirements of Environmental Laws relating to the Premises or its operations anywhere within the Facility. All such capitalized terms have the meaning given them in the Glossary. Attached hereto as EXHIBIT "D-1" is a list of Hazardous Materials currently used by Tenant and Landlord agrees that such materials shall be considered Permitted Materials under this Lease as long as reasonable in quantity as necessary for Tenant's Core Proposed Use (and not converting such use to storage of such materials as stock or inventory for re-sale or distribution).

     2. Use of Permitted Materials. All Permitted Materials shall be used and stored on the Premises (and transported in Common Areas) only in compliance with all applicable laws and regulations pertaining thereto (including Environmental
Laws), and in accordance with Recommended Practices, and shall be disposed of only off the Premises and Facility (in compliance with all applicable laws and regulations applicable thereto). If Landlord believes Tenant to be in violation of Recommended Practices in connection with its handling or use of Permitted Materials based on review by and written recommendations of a third-party consultant engaged by Landlord, but has no reason to believe Tenant is in violation of Environmental Laws in regard to such handling or use thereof, Landlord shall (if it desires to press the issue) give Tenant written notice thereof and a copy of such third-party consultant's recommendation, and Tenant shall, within ten (10) days thereafter if it desires to contest such finding, dispute such finding by submitting to Landlord a written response from a third party consultant retained by Tenant indicating how and why it disputes the findings of Landlord's consultant regarding Recommended Practices. If Tenant does not timely so contest such finding by Landlord, then Tenant will comply with and conform to (as a minimum) the Recommended Practices as indicated by Landlord's consultant. If Tenant timely so contests Landlord's notice and finding, then a third consultant (who has not done business with Landlord and its affiliates within the past 180 days) shall be selected by Landlord and upon rendering of a decision by such third consultant, that decision shall be binding in terms of the Recommended Practices at issue and Tenant will promptly comply therewith after receipt of such third consultant's written report. Tenant shall not be in violation of this Lease simply by reason of an allegation of violation of Recommended Practices unless and until a finding binding on Tenant is rendered pursuant to the above process (including Tenant's deemed waiver of findings of Landlord's consultant) and Tenant fails to promptly comply with such binding finding, but nothing in Tenant's compliance with Recommended Practices shall ever excuse any actual violation by Tenant of Environmental Laws. Nothing herein shall impede Landlord's right to immediately proceed with injunctive action to prevent an imminent threat of contamination of the Premises with Hazardous Materials without Landlord being obligated to await any determination of Recommended Practices. Upon Landlord's written request (and no later than five (5) business days thereafter), Tenant will provide Landlord with complete material safety data sheet (MSDS) listing for all Permitted Materials being used by Tenant at the Premises, indicating the purposes and uses of such materials in Tenant's business.

     3. Limitations on Certain Specific Operations. NOTWITHSTANDING THE FOREGOING OR ANY OTHER PROVISION OF THIS LEASE, HOWEVER (A) UNDER NO CIRCUMSTANCES SHALL TENANT EVER INSTALL UNDERGROUND STORAGE TANKS ON, IN, UPON OR WITHIN ANY PART OF THE PREMISES OR FACILITY, AND (B) IN CONNECTION WITH ANY ASSIGNMENT OR SUBLETTING BY TENANT THAT REQUIRES LANDLORD'S CONSENT UNDER THIS LEASE (ANY ASSIGNMENT OR SUBLETTING NOT REQUIRING SUCH CONSENT SHALL BE ON THE CONDITION THAT SUCH ASSIGNEE OR SUBLESSEE COMPLY WITH THIS PROVISION AS WRITTEN), TENANT MUST DELIVER TO LANDLORD, WITH ITS REQUEST FOR LANDLORD APPROVAL OF SUCH SUBLETTING OR ASSIGNMENT TRANSACTION, THE TYPES (INCLUDING COMPLETE MSDS LISTING) AND MAXIMUM QUANTITIES OF HAZARDOUS MATERIALS THAT SUCH ASSIGNEE OR SUBTENANT WILL DESIRE TO BE ALLOWED TO HAVE ON THE PREMISES (EXCEPT PERMITTED MATERIALS), AND LANDLORD MAY WITHHOLD ITS APPROVAL OF SUCH ASSIGNMENT OR SUBLETTING TRANSACTION IN ITS ABSOLUTE DISCRETION IF THE TYPES OR QUANTITIES OF HAZARDOUS MATERIALS INVOLVED IN THE BUSINESS OF THE PROPOSED SUBLESSEE OR ASSIGNEE POSE, IN LANDLORD'S GOOD FAITH JUDGMENT, A MATERIALLY GREATER EXPOSURE TO ENVIRONMENTAL RISK THAN THE ACTIVITIES THAT PREVIOUSLY WERE (OR CONTINUE TO
BE) CONDUCTED BY TENANT (OR ITS PERMITTED TRANSFEREES) AT THE PREMISES.

     4. Tenant Use of Other Hazardous Materials. In addition, Landlord and Tenant agree that Hazardous Materials other than the Permitted Materials may be kept and used (but not disposed of, released or leaked) upon the Premises only if such additional Hazardous Materials are given the written approval of Landlord, which approval shall be deemed to be provided if Landlord does not object in writing within ten (10) business days of Tenant's request for approval accompanied by any applicable MSDS listings regarding said Hazardous Material as well as a written description of the maximum amount of such substance to be brought upon or into the Premises and the common and recognized chemical name of such Hazardous Material and the reason for Tenant needing to store such Hazardous Materials that are not Permitted Materials (but Landlord's approval shall only extend to the maximum


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

anticipated quantity referenced in Tenant's request for approval). Landlord's approval of use or storage by Tenant of additional Hazardous Materials will not be unreasonably withheld if, in Landlord's good faith judgment, the nature or quantity of new Hazardous Materials proposed to be brought, stored or used on the Premises do not materially change the environmental risks and exposures of Landlord or the Premises from that contemplated by the types and quantities of Hazardous Materials identified as Permitted Materials herein. If the nature and extent of environmental exposure is materially different, then, among Landlord's other conditions or qualifications to approval and right to deny approval, Landlord may impose a requirement for pollution liability insurance coverages in form acceptable to Landlord in its sole and exclusive judgment.

     5. Tenant Breaches; Indemnity. If Tenant breaches the obligations set forth in this Exhibit, or if the presence of Hazardous Material in the Premises or Facility occurs by reason of Tenant's use or any act or omission of Tenant, its employees, agents, contractors, invitees, subtenants (as permitted herein) or affiliates, or if contamination of the Premises by Hazardous Material otherwise occurs from any source or for any reason other than (i) contamination of the Premises existing prior to the Commencement Date hereof not caused by Tenant,
(ii) contamination of the Premises by Hazardous Material brought onto the Premises by Landlord (or its employees, agents, contractors or affiliates) after the date hereof, or (iii) contamination of the Premises by actions of a third party for whom Tenant is not otherwise responsible under this sentence and Tenant took all reasonable precautions and gave Landlord prompt notice of any threat of contamination from a third party that comes to its attention during the Term hereof, then TENANT SHALL BE STRICTLY LIABLE TO LANDLORD FOR ANY CONTAMINATION OR LEGAL VIOLATION ARISING THEREFROM, and shall indemnify, defend and hold harmless Landlord, its partners, each and every Mortgagee, and its and their respective agents, employees, shareholders, directors, officers and affiliates, from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including, without limitation, diminution in value of the Premises, attorney's fees and costs of suit or defense of claims, consultant fees and expert fees, which arise during or after the Term of this Lease as a result of such Hazardous Material being present upon, released upon or within or released from the Premises from such sources and causes for which Tenant is liable hereunder, REGARDLESS OF WHETHER THE CAUSE OF SUCH RELEASE IS, IN WHOLE OR IN PART, THE NEGLIGENCE OF LANDLORD, ITS PARTNERS, MORTGAGEES, AGENTS, EMPLOYEES, SERVANTS OR OTHERS FOR WHOSE ACTS LANDLORD MIGHT OTHERWISE LEGALLY BE LIABLE. This indemnification of Landlord by Tenant shall survive expiration or termination of this Lease and includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in, on or under the Premises or Facility. Without limiting the foregoing, if the presence of any Hazardous Material caused or permitted by Tenant results in any contamination of the Premises or Facility, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord's approval of such actions shall first be obtained.


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                                       D-2

                                  EXHIBIT "D-1"

                   LIST OF INITIALLY KNOWN PERMITTED MATERIALS


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                                       D-1

                                   EXHIBIT "E"

                         RIDER OF ADDITIONAL LEASE TERMS

     1. Estoppel Certificate. Upon request therefor, Tenant agrees to execute and deliver (and cause any Guarantor of this Lease to execute and deliver) to Landlord, or any party designated by Landlord, within ten (10) business days after receipt of Landlord's written request accompanied by the necessary form, an "ESTOPPEL CERTIFICATE" (herein so called) wherein Tenant certifies as to the existence of certain existing facts with respect to this Lease and the Landlord's and Tenant's performance hereunder and/or with regard to Guarantor's liability on the Guaranty, such matters to include, without limitation (the language of these examples is not dispositive as to the wording of such statements that may be requested in a given Estoppel Certificate) (A) as to Tenant's certifications: (i) that this Lease and any written amendments hereto form the entire agreement of Landlord and Tenant regarding Tenant's use and/or occupancy of the Premises and Facility; (ii) that all initial and post-occupancy construction obligations, payments to Tenant and rental adjustments to Tenant on account of construction (if any) have been completed and/or paid in full (or if not, then indicating the specific extent to which they are not), and the Premises and Facility have been accepted by Tenant (if they have); (iii) that Tenant has no knowledge that any improvements on the Premises are not in compliance with applicable laws or Restrictions; (iv) that Tenant is not affected by any bankruptcy, receivership or other similar legal proceedings; (v) that Tenant is specifically in compliance with provisions of this Lease with regard to Hazardous Materials; (vi) the amount of any security deposit held by Landlord under this Lease; and (vii) the date through which Base Rental (and other rents) have been paid by Tenant, and (B) as to Guarantor's certifications:
(i) that the Guaranty is in full force and effect (and unmodified); (ii) that Guarantor as an entity took all proper action and obtained all proper authorizations to issue the Guaranty; and (iii) if Guarantor is an entity, that Guarantor is (and at the time of execution of the Guaranty was) a duly formed entity of the nature stated in the jurisdiction of organization stated therein, and had and has full power and authority to execute, deliver and perform the Guaranty. If Guarantor is an entity formed other than as a U.S. domestic entity, Tenant may be required as part of such Estoppel Certificate to obtain and attach thereto a legal opinion of its outside legal counsel, in form reasonably acceptable to the prospective buyer or Mortgagee, attesting to the due existence of Guarantor and that the Guaranty is duly binding on and effective as against Guarantor, but if the same is requested then Tenant shall have an additional ten
(10) days after the date that the Estoppel Certificate is due in which to deliver such additional materials. Exceptions to Landlord performance must be detailed in writing and attached to and made a part of the requested Estoppel Certificate within the same 10 business day time period.

     2. Subordination; Attornment. Tenant accepts this Lease subject and subordinate to any Mortgage; provided, however, that if the Mortgagee thereunder elects to have Tenant's interest in this Lease superior to any such Mortgage, then by written notice to Tenant from the Mortgagee, this Lease shall be deemed superior to the lien created by that Mortgage. In the event of any foreclosure of any such lien or mortgage, Tenant agrees to attorn to the Mortgagee or other purchaser at foreclosure, upon demand, subject to the Lender's agreement to an SNDA Agreement as provided below. Notwithstanding anything to the contrary contained herein, Tenant agrees that this Lease shall be subordinate to any future Mortgage placed against the Premises or the Facility, and that it will attorn to the future Mortgagee, only if the Mortgagee agrees with Tenant in a subordination, non-disturbance and attornment agreement (an "SNDA AGREEMENT"), in the Mortgagee's then standard form, that Tenant's right to use and occupy the Premises under the terms of this Lease will not be deprived as a result of a termination or foreclosure of such Mortgage so long as Tenant is not then in default under this Lease; provided, however, that Tenant acknowledges and agrees that such SNDA Agreement may contain, among other terms and conditions required for obtaining such Mortgage (i) any provision (or the substantial equivalent thereof) contained in any previous SNDA Agreement executed by Tenant (or any predecessor Tenant hereunder), (ii) a provision requiring that notices of Landlord default be given to the Mortgagee and the Mortgagee allowed a reasonable time in addition to Landlord's cure period hereunder to cure such default before Tenant shall be entitled to take its remedies hereunder or by law, (iii) a provision stating that the terms of the Mortgage govern over any conflicting provision of this Lease pertaining to the Mortgagee's obligation to make insurance or condemnation proceeds available for reconstruction of any part of the Premises, (iv) provisions by which such Mortgagee or successor-in-interest upon foreclosure is agreed not to be bound by (a) any payment of rent or Additional Rent for more than one (1) month in advance, including prepayment in the nature of security for the performance by Tenant of its obligations under this Lease (unless actually received by such successor in interest), (b) any amendment or modification of this Lease (or implied waiver of Tenant's obligations) made without the written consent of such trustee or such beneficiary or such successor in interest, (c) any representations or defaults by any prior Landlord, and (d) any other matters that such Mortgagee is not directly responsible for causing, as such Mortgagee may specify, and/or (v) such other provisions and protections as such Mortgagee may request that are reasonably customary in the commercial mortgage lending community at the time. Tenant, at


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

any time hereafter on demand by Landlord, shall promptly execute and deliver to Landlord, in any event within ten (10) days of such demand, an SNDA Agreement meeting the above criteria or in any other commercially reasonable form. Notwithstanding any other provision of this paragraph to the contrary, in no event shall any Mortgagee have the right to apply the Security Deposit to any indebtedness of Landlord unless Landlord has obtained the right to possess the Security Deposit as a result of a Tenant Event of Default under this Lease. If attached hereto as EXHIBIT "F" and initialed by the parties, the same represents one acceptable form of SNDA Agreement but is not the exclusively approved form if any other form requested by Landlord or its Mortgagee otherwise complies with the requirements of this Paragraph.

     3. Financial Information. Tenant shall at any time and from time to time during the Term of the Lease, within fifteen (15) days of written request by Landlord, deliver to Landlord such financial information concerning Tenant and Tenant's business operations (and the Guarantor of this Lease, if this Lease is guaranteed) as may be reasonably requested by Landlord (provided, neither Tenant nor Guarantor shall be required to provide any quarterly information for a particular quarter within less than forty-five (45) days following the end of the applicable quarter, or any annual information for a particular year within less than 90 days from the end of the applicable annual reporting period); provided, however, that Tenant shall have no obligation to provide any such information as to Tenant or Guarantor (if any, so long as (i) the Tenant or Guarantor is a company whose shares are traded on the NYSE, AMEX or NASDAQ stock exchange, and (ii) current financial statements of such publicly traded company (i.e., Tenant or Guarantor, as applicable), audited and certified by an independent certified public accounting firm and consolidated only with the relevant financial information of its controlled subsidiaries as required by GAAP, are posted on EDGAR, the "Home Page" of such Tenant or Guarantor, or other electronic resource that is available, without charge, to the general public (but if such posting is other than on EDGAR, Tenant shall promptly, within the above 15-day period, respond to Landlord's request hereunder for financial information by providing written notice to Landlord of the Home Page or public website for Tenant and/or Guarantor on which such information exists and from which it may be retrieved without charge). Each party who is either primarily, jointly and severally, or even secondarily liable on this Lease, for example, prior parties who signed or assumed this Lease as "Tenant" who may no longer occupy the Premises, are obligated with regard to provision of this information the same as "Tenant" for purposes hereof, but are entitled to the same exemption for public companies as provided above if they independently qualify therefor. If Tenant is required to but still fails to provide such information within fifteen (15) days after written notice from Landlord requesting same (subject, however, to the greater time periods for updated quarterly and annual information as described above), then, without limiting any other remedy that Landlord may have for such failure, Landlord may thereupon declare an Event of Default by reason thereof.

     4. Base Rental Escalator. At the end of the forty-second (42nd) month of the initial Lease Term, there shall be an increase in the monthly Base Rental as follows: The monthly Base Rental hereunder shall increase automatically as of the end of such forty-second month of the initial Term to an amount equal to one hundred seven percent (107%) of the then current Base Rental for the forty-second (42nd) month of the initial Term (disregarding any offset, deduction or adjustment otherwise provided in this Lease). No failure by Landlord to invoice for such increases and no acceptance by Landlord of payments from Tenant not including such increases shall ever be deemed a waiver of the right to receive such increases in the future or retroactively.

     5. Tenant's Renewal Option Rights. So long as Tenant is not in default of this Lease and has not exercised any cancellation option or contraction option, if any, contained in this Lease, Tenant, upon giving Landlord not less than eight (8) months nor more than fourteen (14) months prior to the expiration of the initial Term written notice, shall have the right to renew this Lease ("RENEWAL OPTION") for one additional term of eighty-four (84) months (the "RENEWAL TERM") at a Base Rental rate which shall be the then-current Fair Market Value Rental Rate, as defined below, determined as provided herein. All other terms and conditions of this Lease (other than Base Rental) shall remain unchanged (except Tenant shall have no further right to renew under this Exhibit), and shall remain in effect during the Renewal Term as to which Tenant's Renewal Option has been properly exercised hereunder, and the Premises shall be accepted for the Renewal Term in "AS-IS" condition.

     If Tenant has given Landlord a notice of Renewal Option exercise, then on or before the later to occur of (i) fifteen (15) days following Landlord's receipt of such notice or (ii) that date which is eight (8) months prior to the expiration of the initial Lease term (disregarding the effect of Tenant's election to extend), Landlord shall notify Tenant of its interpretation of the Fair Market Value Rental Rate. Tenant may accept the rate as quoted by Landlord as the Base Rental for the Renewal Term in question, or elect to enter into negotiations with Landlord for a period not to exceed sixty (60) days from the date of Tenant's receipt of Landlord's notice of rental rate above, during which time both parties shall negotiate to attempt to arrive at and agree upon the Fair Market Value Rental Rate for the Renewal Term just exercised. Should Tenant fail, for a period of fifteen (15) days after Landlord has given Tenant its Fair Market Value Rental Rate notice referenced above, to give Landlord


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

written notice rejecting Landlord's proposed Fair Market Value Rental Rate and electing to enter negotiations with Landlord pursuant to the following sentence hereof, then Tenant shall be conclusively deemed to have accepted Landlord's determination of the Fair Market Value Rental Rate set forth in Landlord's notice as the Base Rental for the Renewal Term in question, and this Lease shall be binding on both parties for the exercised Renewal Term at that stipulated Base Rental rate (or the minimum rate provided in the first paragraph, above, if greater). Should a written agreement on Fair Market Value Rental Rate for the Renewal Term in question not be reached and executed by both parties during said sixty (60) day period, then negotiations may continue or either party may, at its option, terminate the negotiations by written notice thereof to the other at which time Tenant's then exercised and remaining Renewal Option(s), if any, shall expire and be of no further force and effect. If Tenant is deemed to have accepted Landlord's determination of the Fair Market Value Rental Rate per the above provisions, Tenant will within fifteen (15) days after Landlord's written request (accompanied by the proposed amendment document) execute and deliver to Landlord an amendment prepared by Landlord confirming the extension of this Lease for the Renewal Term in question at the Base Rental rate so determined, and failure by Tenant to do so shall be a default by Tenant under this Lease; provided, however, that Tenant's failure or refusal to execute such amendment shall not be a condition to Tenant's obligations under this Lease for the Renewal Term in question. Under no circumstance shall Tenant be entitled to file suit to determine, or in any way require any third party to determine (by appraisal, arbitration or otherwise), the Fair Market Value Rental Rate for any Renewal Term hereunder.

     With respect to the Renewal Option, "FAIR MARKET VALUE RENTAL RATE" means the Base Rental rate equivalent charged for a similarly situated parcel of land with a comparable single use building located on such parcel in the immediate market area, taking into consideration the location, quality and age of the Premises, floor level, extent of leasehold improvements (existing or to be provided), rental abatements, lease takeovers/assumptions, moving expenses and other concessions, term of lease, extent of services to be provided, distinction between "gross" and "net" lease, base year or amount allowed by Landlord for payment of building operating expenses (expense stop), and the time the particular rental rate under consideration became or is to become effective, or any other relevant term or condition.

     6. Temporary Lease of Sealed Inventory Storage Space. Tenant hereby further accepts and leases from Landlord, and Landlord leases and lets to Tenant, that certain portion of the Primary Building which contains approximately 10,000 square feet of building area and is described on EXHIBIT "E-1" attached hereto and incorporated herein by this reference (separately, the "SEALED INVENTORY TEMPORARY SPACE"), on all of the same terms and conditions of this Lease except as modified in this paragraph. The "Term" of this Lease with respect to the Sealed Inventory Temporary Space shall not be the "Term" as otherwise defined in this Lease, but instead shall be for a term commencing on the Commencement Date and ending on the earliest of (i) eighteen (18) months thereafter, (ii) the date that is thirty (30) days (or longer period stated in Tenant's notice) after Tenant notifies Landlord in writing that it is vacating the Sealed Inventory Temporary Space, or (iii) thirty (30) days (or longer period stated in such notice) after Landlord notifies Tenant in writing that it is terminating this Lease as to the Sealed Inventory Temporary Space. During the period that the Sealed Inventory Temporary Space is leased hereunder, the Sealed Inventory Temporary Space shall be part of the "Premises" for all purposes of this Lease, the Base Rental otherwise applicable under this Lease shall be increased by FIVE HUNDRED AND NO/100 DOLLARS ($500.00) PER MONTH, and all provisions of this Lease shall apply to such Sealed Inventory Temporary Space except as above provided and except that: (i) there is no Renewal Option with respect to the Sealed Inventory Temporary Space; (ii) during the time that the Sealed Inventory Temporary Space is part of the Premises hereunder, Tenant will pay additional electric and HVAC costs as Additional Rent as described in Paragraph 9 of this Exhibit; and (iii) Tenant's Proportionate Share will not be adjusted for the Sealed Inventory Temporary Space. For purposes of this Lease, the remainder of the Primary Building outside the Premises is herein called the "UNINCLUDED BUILDING AREA." At any time upon thirty (30) days' advance written notice from Landlord to Tenant, Tenant will relocate the Sealed Inventory Temporary Space to a new location of reasonably equivalent size in the Unincluded Building Area as designated by Landlord, at Tenant's sole expense, provided, however, that Tenant shall not be required to re-rack its inventory in the relocated Sealed Inventory Temporary Space (though it may elect to do so) and upon the expiration of the time specified by Landlord in its notice to Tenant to relocate hereunder (not less than the minimum 30 days required above) (a) the Sealed Inventory Temporary Space shall for all purposes be the relocation space specified by Landlord in such notice, and (b) Tenant shall fully vacate the old Sealed Inventory Temporary Space and left it in the condition that would be required by the terms of this Lease had such space been surrendered with the balance of the Premises at the end of the Term (but without the additional wear and tear that such a longer term may justify).

     7. Lease of Certain Office Space. Tenant hereby further accepts and leases from Landlord, and Landlord leases and lets to Tenant, that certain portion of the Building which contains approximately 25,000 square feet of building area on the second floor and mezzanine area in the front of the Building as more particularly described on EXHIBIT "E-2" attached hereto


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

and incorporated herein by this reference (such initially agreed area being herein called the "INITIAL TEMPORARY OFFICE SPACE," and as modified from time to time as specified below, separately the "TEMPORARY OFFICE SPACE"), on all of the same terms and conditions of this Lease except as modified as follows:

          (a) The "Term" of this Lease with respect to the Temporary Office Space shall not be the "Term" as otherwise defined in this Lease, but instead shall be for an initial term of twelve (12) months commencing on the Commencement Date (the "INITIAL OFFICE SPACE TERM"), subject to the extension option below. Base Rental for the Temporary Office Space for the Initial Office Space Term is included in the Base Rental schedule in Section 1.G. of the Lease.

          (b) At least six (6) months prior to the end of the Initial Office Space Term, Tenant shall notify Landlord whether or not Tenant desires to extend the lease of all or a part of the Temporary Office Space, commencing immediately upon expiration of the Initial Office Space Term and thereafter continuing to the end of the initial Term of this Lease (the "EXTENDED OFFICE SPACE TERM") and if Tenant fails to give such notice there will be no extension of the Initial Office Space Term and Tenant will vacate the Temporary Office Space by the end of the Initial Office Space Term and leave it in the condition that would be required by the terms of this Lease had such space been surrendered with the balance of the Premises at the end of the Term (but without the additional wear and tear that such a longer term may justify). In such notice to extend its lease of Office Space for the Extended Office Space Term, Tenant must specify whether it requires that any part of the Data Center Area be included and designate a quantity of Temporary Office Space that Tenant desires to extend for the Extended Office Space Term (inclusive of any part of the Data Center Area) subject to the limitations and restrictions herein. The quantity of Temporary Office Space extended by Tenant for the Extended Office Space Term shall be (i) at a minimum (A) 9,951 square feet of gross leasable area if Tenant states that it does NOT require that any part of the Data Center Area (as hereinbelow defined) be included in the Temporary Office Space (that being the only specific area that Tenant shall be entitled to require be included), or (B) 13,250 square feet of gross building area if Tenant specifies that it DOES require that any part of the Data Center Area be included in the Temporary Office Space leased for such Extended Office Space Term, and (ii) in any one of the following space increments higher than such minimum, as specified in Tenant's notice of extension hereunder: 10,000 SF; 12,750 SF (these first two options apply only if Tenant does not designate that any part of the Data Center Area is required to be included in the Temporary Office Area for the Extended Office Space Term); 15,000 SF; 20,000 SF; 22,500 SF; and 25,000 SF; provided, however, that Landlord's designation of the specific Temporary Office Space (or Additional Office Space) to be occupied by Tenant pursuant to this extension may be a space that is up to ten percent (10%) more or less than the increment of space elected by Tenant. Landlord will designate the Temporary Office Space out of the Temporary Office Space and/or Additional Office Space that will comprise the Temporary Office Space for purposes of this Lease for the Extended Office Space Term after Tenant's election to extend this Lease as to a certain quantity of Temporary Office Space hereunder, and Landlord will designate such space to constitute the Temporary Office Space by written notice to Tenant no later than one hundred twenty (120) days before the end of the first year of the initial Term (or 60 days after receipt of Tenant's extension notice hereunder, whichever is later), which designation shall be final and binding on Tenant provided that
(1) the size of the area complies with the requirements above, (2) the Data Center Area or designated portion is or is not included as per Tenant's election, (3) the area includes or includes access to at least one man's restroom and one woman's rest room, (4) the space so designated contains direct access or a corridor to the exterior of the Primary Building and does not violate fire code in terms of requirements for ingress and egress, and (5) the space will be in a contiguous configuration. If Tenant's extension notice hereunder does not specify a permissible increment of Office Space to be leased for the Extended Office Space Term, or does not specify whether or not any part of the Data Center Area is to be included (or specifies that a portion is to be included but does not specify the exact portion), then Tenant will have three
(3) business days after written request from Landlord in which to clarify such matters by supplemental written notice to Landlord or Tenant's extension notice given hereunder will be deemed void. The Base Rental for the Extended Office Space Term for the applicable designated portion of the Temporary Office Space shall be calculated using a rate of $9.00 per square foot per year of gross leasable area as to which such extension is exercised by Tenant pursuant to the foregoing (as adjusted by Landlord's final designation of Office Space area pursuant to its notice, above) (herein, separately sometimes called the "OFFICE SPACE BASE RENTAL" [which is part of Base Rental for all purposes of this Lease]). If so extended, the "Term" of the lease of the portion of the Temporary Office Space subject to such extension shall extend to the expiration of the initial Term of this Lease, except that there is no renewal option with respect to the Temporary Office Space. For purposes hereof, "DATA CENTER AREA" means the portion of the Primary Building delineated as such on EXHIBIT "E-4" attached hereto and incorporated herein by reference.

          (c) During the period that the Temporary Office Space is leased hereunder, the Temporary Office Space shall be part of the "Premises" for all purposes of this Lease, all provisions of this Lease shall apply to such Temporary Office Space except as otherwise herein expressly stated, and Tenant will be responsible for certain additional utility charges as


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                                      E-4

Additional Rent as per Paragraph 9 of this Exhibit. Landlord may at any time undertake work to partition the Temporary Office Space occupied by Tenant from other Unincluded Building Area so that Landlord can lease or use such other space, and Tenant is not entitled to any abatement of rent or other claim or damages from the collateral effects of such construction work conducted by Landlord (or its other tenant), excluding malicious interference.

          (d) Tenant agrees that Tenant's Proportionate Share SHALL be adjusted to include the Temporary Office Space during the term of its lease by Tenant.

          (e) After the Additional Office Space is no longer under lease to Tenant under Paragraph 8, below, then at any time Landlord elects to do so Landlord may relocate the Temporary Office Space occupied by Tenant to other of the Initial Temporary Office Space (then unoccupied) and/or Additional Office Space (or any combination) upon sixty (60) days' advance written notice to Tenant, with the reasonable out-of-pocket costs of Tenant for such relocation (including, without limitation, relocation of Tenant's Data Center Area) being paid by Landlord.

          (f) During any period after Tenant no longer is leasing the Additional Office Space hereunder, Landlord may also relocate the Temporary Office Space to be occupied by Tenant into any Other Acceptable Location as herein defined. For purposes hereof, the term "OTHER ACCEPTABLE LOCATION" means any portion of the Facility other than the Warehouse/Manufacturing Portion of the Premises, but includes, without limitation, Unincluded Building Area, an addition onto the Primary Building, and space in any single tenant or multi-tenant Building space in the Facility now existing or hereafter constructed by Landlord (other than the Warehouse/Manufacturing Portion of the Premises). If Landlord elects this option, it will designate as the substituted Temporary Office Space some Other Acceptable Location that is (or upon completion will be) equivalent in size (i.e., within 5% more or less) to the Temporary Office Space then occupied by Tenant (such relocated space being called the "RELOCATED TEMPORARY OFFICE SPACE" but after such relocation the same constitutes the "Temporary Office Space" for all purposes hereunder) and construct or modify such Relocated Temporary Office Space by constructing office improvements approximately equal in build-out finish quality and function to the Temporary Office Space then occupied by Tenant in the front of the Primary Building, including HVAC and other applicable services, at Landlord's sole cost (including, without limitation, relocation of Tenant's Data Center Area and reproduction of any necessary support facilities therefor that are part of the infrastructure of the Building). Tenant will move out of its occupied Temporary Office Space in the front of the Primary Building promptly upon notice from Landlord that the office space conversion or construction work in the Relocated/Converted Temporary Office Space is completed. If Tenant is required to occupy Relocated Temporary Office Space hereunder, it will accommodate Landlord's construction without abatement of rent during the construction period (or liability of Landlord for disruption inherent in the work), and upon Landlord's notice of completion of the conversion of the Relocated Temporary Office Space, Tenant will immediately commence and continue to pay Landlord, for the balance of the Initial Office Space Term and/or Extended Office Space Term, as applicable, Base Rental of $9.00 per square foot per year (payable monthly as for all other Base Rental) on the Relocated Temporary Office Space in lieu of the Base Rental theretofore being paid for the Temporary Office Space that Tenant has then vacated.

     8. Temporary Lease of Additional Office Space. Tenant hereby further accepts and leases from Landlord, and Landlord leases and lets to Tenant, that certain portion of the Unincluded Building Area which contains approximately 30,000 square feet of building area used as office space and described on EXHIBIT "E-3" attached hereto and incorporated herein by this reference (the "ADDITIONAL OFFICE SPACE"), on all of the same terms and conditions of this Lease except as modified in this paragraph. The "Term" of this Lease with respect to the Additional Office Space shall not be the "Term" as otherwise defined in this Lease, but instead shall be for a term commencing on the Commencement Date and ending on the earliest of (i) thirty days after Landlord notifies Tenant that Landlord has a new tenant for all or part of the Additional Office Space, (ii) the date that is thirty (30) days (or longer period stated in Tenant's notice) after Tenant notifies Landlord in writing that it is vacating the Additional Office Space, or (iii) the expiration of the Initial Office Space Term. Upon termination or expiration of the term of Tenant's lease of the Additional Office Space, Tenant shall vacate the same and leave the Additional Office Space in the condition that would be required by the terms of this Lease had such space been surrendered with the balance of the Premises at the end of the Term (but without the additional wear and tear that such a longer term may justify). During the period that the Additional Office Space is leased hereunder, the Additional Office Space shall be part of the "Premises" for all purposes of this Lease, and all provisions of this Lease shall apply to such Additional Office Space except as above provided and except that: (i) the Base Rental applicable under this Lease not shall be increased for the Additional Office Space; (ii) there is no renewal option with respect to the Additional Office Space; (iii) Tenant's Proportionate Share will not be adjusted for the Additional Office Space; and (iv) pay certain electricity and HVAC costs as Additional Rent as provided in Paragraph 9 of this Exhibit.


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                                      E-5

     9. ADDITIONAL RENT FOR ELECTRICITY AND HVAC COSTS IN PRIMARY BUILDING. During the period that the Sealed Inventory Temporary Space or any of the Office Space (other than the Relocated/Converted Temporary Office Space) is part of the Premises, and so long as neither Landlord nor any other tenant is occupying and using Unincluded Building Area, Tenant will pay to Landlord as Additional Rent all costs of electricity and/or air conditioning utilities within the entire Primary Building since there is no method of limiting utility service in this portion of the Primary Building only to the Sealed Inventory Temporary Space or Office Space; provided, however, that: (A) Landlord agrees that it will not operate HVAC service in the separately served office areas during any period that Tenant is not also an occupant of Office Space (excluding Relocated Temporary Office Space not relocated to Unincluded Building Area) per Paragraphs 7 or 8, above, unless Landlord arranges for that area to be separately metered or sub-metered for electric and/or HVAC service for Landlord's or its other tenant(s)' separate use and at Landlord's (or such other tenant(s)') sole cost, in which event Tenant shall pay the electricity and HVAC utility costs for the Primary Building as Additional Rent except the portions required to be separately metered; (B) Landlord agrees to operate lighting and air conditioning in the commonly served warehouse area that comprises the Sealed Inventory Storage Space and the non-office portions of the Unincluded Building Area only as Tenant deems necessary for Tenant's inventory materials, and as may otherwise be minimally necessary for reasonable protection of that portion of the Unincluded Building Area and showing that portion of the Unincluded Building Area to prospective buyers or tenants; provided, however, that if Landlord places the controls for the HVAC service in that area in the control of Tenant by a locked access case over such controls to which Tenant is provided the key, then Landlord will never be responsible for any portion of the utility bills for the Primary Building (unless and until Landlord places another tenant in any part of the Primary Building at which time Landlord is responsible to separately meter or sub-meter such other tenant's HVAC and electrical use and charge that tenant therefor and Tenant will pay as Additional Rent the electricity and HVAC costs for the Primary Building except the separately metered portions); (C) Landlord agrees that it will not operate HVAC service in the separately served warehouse portion of the Primary Building that is outside the Premises after Tenant no longer leases the Sealed Inventory Temporary Space (unless and until Landlord places another tenant in any part of the Primary Building at which time Landlord is responsible to separately meter or sub-meter such other tenant's HVAC and electrical use and charge that tenant therefor subject to the limitations below on being able to economically separate HVAC service areas), but may operate lighting to show or repair the space without Landlord being required to account to Tenant for such lighting usage. If at any time Tenant and a third party occupy different segments the office areas of the Primary Building or warehouse area of the Primary Building (outside the Warehouse/Manufacturing Portion of the Premises) and it is impractical in Landlord's judgment to separately serve such separate areas for HVAC service, then Landlord may charge the cost of such HVAC service to Tenant (as Additional Rent) and the other tenants occupying the commonly served areas in proportion to the portion of such area each occupies in square footage; provided, however, that all Unincluded Building Area not occupied by another tenant will be deemed leased by Tenant ONLY for purposes of this utility usage calculation and not for any other purpose of this Lease; and provided further, however, that if any other Tenant requires additional HVAC equipment to serve its portion of the Primary Building, the entire cost of operating such system, including costs of electricity for the same, will be separately metered and charged to the other tenant(s) who use it.


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                                      E-6

                                  EXHIBIT "E-1"

                   DIAGRAM OF SEALED INVENTORY TEMPORARY SPACE


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                                      E-1-1

                                  EXHIBIT "E-2"

                    DIAGRAM OF INITIAL TEMPORARY OFFICE SPACE


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                                      E-2-1

                                  EXHIBIT "E-3"

                       DIAGRAM OF ADDITIONAL OFFICE SPACE


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                                     E-3-1

                                  EXHIBIT "E-4"

                           DIAGRAM OF DATA CENTER AREA


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                                     E-4-1

                                   EXHIBIT "F"

                      ONE ACCEPTABLE FORM OF SNDA AGREEMENT

                             [INTENTIONALLY OMITTED]


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                                       F-1

                                   EXHIBIT "G"

                 SUPPLEMENTAL LOC & LIMITED TENANT OFFSET RIGHTS

I. SUPPLEMENTAL LOC. Tenant agrees in addition to all other obligations, deposits and requirements of this Lease to provide Landlord with a letter of credit in compliance with this Exhibit (the "SUPPLEMENTAL LOC"). The Supplemental LOC will meet and satisfy the following criteria and requirements and be used and applied in the following manner for the following purposes:

     (a) The Supplemental LOC must meet and conform to all the same criteria as the Security Deposit Letter of Credit must meet under Section 11(b) of the Lease, subject to the differences noted in this Exhibit, except that it shall be in the face amount specified for the Supplemental LOC in Section 1.Q. instead of the amount for the Security Deposit Letter of Credit.

     (b) The Supplemental LOC shall be maintained in full force and effect in accordance with its terms until Landlord is obligated to release the same back to Tenant under the provisions hereof, subject to the reduction provisions in paragraph (c), below, Tenant hereby likewise agreeing to prevent any notice of non-renewal from being given by the issuer of the Supplemental LOC.

     (c) The Supplemental LOC may be reduced in amount by Tenant only strictly on and subject to the following terms, conditions and requirements:

          (i) Tenant shall have first qualified for and received under the Sale Contract disbursement of the full amount of the Deferred Portion of the Purchase Price (as defined therein and herein so called) plus accrued interest thereon, meaning the aggregate amount thereof and not just some lesser portion for which Tenant can qualify (such final disbursement date being herein called the "FULL PURCHASE PRICE PAYMENT DATE").

          (ii) Guarantor shall have satisfied the Financial Test (as hereinbelow defined) as of each Reduction Qualification Date.

          (iii) On the date of Tenant's notification for reduction, there shall not be any monetary or payment Event of Default existing under this Lease, nor shall there be any non-monetary Event of Default reasonably expected to have an adverse affect to Landlord or the Premises or Facility in the amount of $100,000 or more in the good faith judgment of Landlord.

          (iv) If Tenant and Guarantor (as applicable) have satisfied each the three foregoing requirements, then on each Reduction Qualification Date (as hereinbelow defined) Landlord shall be required to accept a reduction of the Supplemental LOC in the amount of $200,000.00 (each, a "REDUCTION"), by acceptance of the LOC Substitution Documents, within fifteen (15) days after Tenant's written request accompanied by the Reduction Documentation specified and defined below. For purposes hereof, the "REDUCTION QUALIFICATION DATES" are the last day of the Guarantor's fiscal quarter ("FISCAL QUARTER") that falls after the Full Purchase Price Payment Date, and the last day of each Fiscal Quarter thereafter. After a Reduction Qualification Date as to which Tenant desires to obtain the applicable Reduction, Tenant shall submit to Landlord the following (the "REDUCTION DOCUMENTATION"): (1) certified financial calculations from Tenant demonstrating compliance by Guarantor with the Financial Test for the required time period in relation to such Reduction Qualification Date. Such written financial calculations shall be made and certified by Guarantor's Chief Financial Officer and shall include detailed calculations of the applicable Financial Test for the applicable period ending on such Reduction Qualification Date, provided that Landlord shall have the right to request reasonable documentation which supports such calculations and to request other clarification related to such calculations; and (2) either (A) a substitute Supplemental LOC in a face amount that is $200,000 less than the face amount of the Supplemental LOC then held by Landlord, in all cases otherwise meeting all of conditions and requirements hereof for a Supplemental LOC, or (B) an amendment to the existing Supplemental LOC that reduces the amount available to be drawn thereunder by the Reduction amount, not otherwise modifying the terms of the Supplemental LOC then held by Landlord (as applicable, the documents under


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                                       G-1
this clause (2) are sometimes separately referred to as "LOC SUBSTITUTION DOCUMENTS"). If Tenant does not qualify for the Reduction for the Reduction Qualification Date in question (and such fact is not communicated to Tenant prior to it providing Landlord the LOC Substitution Documents), then Landlord will promptly notify Tenant of that fact and return all tendered LOC Substitution Documents. In the event that the requirements of the Financial Test are not met by Guarantor for any particular period, then Landlord shall not be obligated to make any more Reductions unless and until Guarantor thereafter meets the Financial Test and the next following Reduction Qualification Date thereafter occurs (and the other conditions above are met as of that date).

          (v) For purposes of this Exhibit, the term "FINANCIAL TEST" shall consist of two (2) different financial tests as follows:

               (A) The first test is based on and is a test of Guarantor's aggregate EBITDA margin (on a consolidated basis) (being the percentage that results from dividing EBITDA by net sales) for the most recent period consisting of four (4) consecutive fiscal quarters. For purposes hereof, Guarantor's "EBITDA" is defined as Net Income or Loss (determined in accordance with U.S. generally accepted accounting principles ["GAAP"]) plus Interest Expense, Income Taxes, Depreciation and Amortization. For purposes of this calculation, Guarantor's GAAP Net Income or Loss will be further modified to exclude (to the extent the following have been included in the calculation of EBITDA): (1) up to $5 million of cumulative cash restructuring costs actually incurred, (2) all non-cash stock compensation, impairment and restructuring charges, (3) up to $1,500,000 of legal fees actually incurred related to the Applied Material litigation more particularly described in Guarantor's periodic filings with the
U. S. Securities and Exchange Commission (and herein so called), and (4) the earnings impact (whether positive or negative) of any settlement in the Applied Material litigation.

               (B) The second test is referred to as the Free Cash Flow ("FCF") test. This test is based on and is a test of the ratio of Guarantor's FCF to Guarantor's "Cash Interest Expense" for the most recent period consisting of four (4) consecutive fiscal quarters. FCF for this calculation is defined as EBITDA from the financial test described in subsection (A) above less Guarantor's net cash payments for capital expenditures (computed by taking the difference between cash paid for capital expenditures and cash proceeds from sales of capital assets as reported in Guarantor's cash flow statement under
GAAP). The amount of net cash payments for capital expenditures that are included in any 4 quarter period shall be the lesser of (1) $2,700,000 and (2) the net amount actually paid by Guarantor during such period. For purposes hereof, "CASH INTEREST EXPENSE" is defined as Guarantor's accrual basis interest expense determined in accordance with GAAP less (1) amortization of debt issuance costs and (2) interest expense that is "payable in kind" pursuant to the terms of Guarantor's debt agreements.

The Financial Test is considered to be satisfied if any one of the following results is achieved:

                    (X) Guarantor's EBITDA margin is equal to at least 4.0% for the most recent period consisting of four (4) consecutive fiscal quarters; or

                    (Y) Guarantor's FCF ratio is equal to at least 2.0 to 1.0 for the most recent period consisting of four (4) consecutive fiscal quarters; or

                    (Z) Guarantor's EBITDA margin is equal to at least 3.0% and Guarantor's FCF ratio is equal to at least 1.5 to 1.0 for the most recent period consisting of four (4) consecutive fiscal quarters.

In the event there is a dispute between Landlord and Tenant as to (i) whether Guarantor has met the Financial Test for any period or (ii) any other matters related to the Supplemental LOC, Landlord and Tenant agree to resolve such dispute by utilizing the arbitration process (the "ARBITRATION PROCESS") set forth in this paragraph. In the event there is a dispute between Landlord and Tenant as to whether Guarantor has met the Financial Test for any period or whether Tenant is entitled to any Reduction or Special Reduction, Landlord and Tenant shall meet to immediately resolve that matter in good faith and as expeditiously as possible. If that matter cannot be resolved within ten (10) days after the date of Landlord's receipt of Tenant's request for any Reduction or Special Reduction (as herein defined), then an arbitrator from the list of arbitrators of the American Arbitration Association's Houston, Texas,


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                                      G-2
office shall be jointly selected by Tenant and Landlord, and that arbitrator shall be unaffiliated with both Tenant and Landlord and shall have at least five years experience as an arbitrator (the "ARBITRATOR"). If Tenant and Landlord cannot mutually agree on the Arbitrator within five (5) days, then the Arbitrator shall be appointed by the American Arbitration Association. After being duly appointed, the Arbitrator shall hold a hearing to determine the question submitted (the "ARBITRATION"). At the Arbitration, the Real Estate Industry Arbitration Rules of the American Arbitration Association then in effect shall govern, including the Expedited Procedures. The Arbitration shall commence within fifteen (15) days following appointment of the Arbitrator unless a different time is specified in the Expedited Rules then in effect. Further, the Arbitrator shall have the right to retain a nationally recognized accounting firm (or other accounting firm mutually acceptable to Tenant and Landlord), which is independent of both Tenant and Landlord, to assist the Arbitrator in analyzing financial information. Within ten (10) days after the Arbitration, the Arbitrator shall issue a decision in writing and in duplicate (the "ARBITRATION RULING"), one counterpart thereof to be delivered to each of Tenant and Landlord. The Arbitration Ruling shall be binding, final and conclusive on Tenant and Landlord, and may be entered in any court having jurisdiction. The costs of the Arbitration shall be borne by the party against whom the question so submitted is resolved, unless otherwise expressly provided in the Arbitration Ruling (such matter being an issue on which the Arbitrator is granted discretion to apportion based on the equities of the specific situation). Each party shall pay on request by the American Arbitration Association or Arbitrator all up-front costs of the Arbitration that are required to be prepaid. If either party fails to pay its share of the up-front costs of arbitration within ten
(10) days after the American Arbitration Association or Arbitrator has notified such party that its fifty percent (50%) initial share thereof is due, and within an additional period of ten (10) days after the other party's written demand, then the Arbitrator shall make its ruling against the party who failed to pay such costs. Nothing herein contained shall preclude either Tenant or Landlord from seeking any injunctive relief.

          (vi) In addition to the foregoing, and without regard to whether Tenant is meeting the Financial Test, at any time that the amount remaining drawable under the Supplemental LOC exceeds by $10,000 or more the Applicable Rent Balance (as defined herein), Tenant shall be entitled to require reduction of the Supplemental LOC by an amount that will reduce its drawable credit to the amount equal to the Applicable Rent Balance (each, a "SPECIAL REDUCTION"). Such Special Reduction shall be granted without condition, not more often than after the end of each calendar quarter, upon Tenant's written request to Landlord accompanied by submission of a detailed calculation of the Special Reduction amount and appropriate LOC Substitution Documents (either in conjunction with or separately from submission for a Reduction providing for a reduction of the drawable amount under the Supplemental LOC to the amount of the Applicable Rent Balance; provided, however, if a Reduction request is pending and the Reduction will reduce the Supplemental LOC below the Applicable Rent Balance, then no Special Reduction may be applied for. For purposes hereof, the term "APPLICABLE RENT BALANCE" means (A) the total of (1) Base Rental that will fall due during the balance of the stated Term of this Lease, plus (2) Projected Triple Net Expense Amount, multiplied by (B) as applicable, either (1) if there is no Event of Default by Tenant then existing at the time of Tenant's application or Landlord's funding, seventy-five percent (75%), or (2) if there is an Event of Default existing at the time of Tenant's application or Landlord's funding, one hundred percent (100%). Further, the term "PROJECTED TRIPLE NET EXPENSE AMOUNT" means Tenant's Proportionate Share of annual Insurance Premiums, Taxes and CAM Costs being projected and charged to Tenant under this Lease (or incurred by Landlord if not being billed because the Lease has been terminated) for the Lease Year during which Tenant's application for the Special Reduction is received, multiplied by the number of years (including any fraction of a year) in the remaining stated Term of this Lease (or Term that would have been remaining if Landlord had not exercised a right of termination if it in fact has so terminated this Lease). In addition, if, at any time after the date that is forty-two (42) months after the Commencement Date, Guarantor has achieved the Financial Test for eight (8) consecutive Fiscal Quarters (as evidenced by prior submission of Reduction Documentation and, if necessary, Arbitration), and provided that there is no Event of Default by Tenant then existing at the time of Tenant's request, Landlord shall, within ten (10) business days after Landlord's receipt of written request from Tenant, return the Supplemental LOC to Tenant for cancellation of the amount that remains outstanding as of such date.

     (d) If an Event of Default occurs, the Supplemental LOC may at Landlord's option be drawn down and applied to Tenant's unpaid, defaulted obligations, or to pay any costs incurred by Landlord in performing Tenant's obligations (including, without limitation, payment of rental deficiencies if Landlord repossesses the Premises without terminating the Lease and does not elect a lump sum recovery), or to reimburse Landlord for any damages suffered by Landlord as a result of any Event of Default by Tenant, and Landlord may draft on the


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Supplemental LOC in the amount of such rent, payment, cost or damage, but such payment of Tenant's obligations from the Supplemental LOC shall not be deemed to have cured any Tenant Event of Default under this Lease unless and until (A) all of the following occur (i) Landlord has fully drawn Supplemental LOC funds that cover Tenant's defaulted obligations pertaining to all then existing Events of Default and (if not purely Events of Default in payment of Rent, including late charges and interest) all damages and costs of Landlord resulting therefrom,
(ii) Landlord makes written demand to Tenant for replenishment of the Supplemental LOC to its then required minimum amount as per paragraph (e), below, and (iii) Tenant timely tenders the required replenishment under paragraph (e) hereof in the form of a replacement for or amendment of the Supplemental LOC complying with the requirements hereof in the replenished (increased) amount ("LOC REPLENISHMENT DOCUMENTS"), or (B) both of the following occur: (i) Tenant tenders LOC Replenishment Documents and simultaneously provides Landlord a written notice that it is tendering the LOC Replenishment Documents for a draw made by Landlord with the intent to cure all Events of Default then existing, as specified in detail in such notice, whether or not the same are timely or been demanded by Landlord under paragraph (e), and (ii) Landlord fails to reject such LOC Replenishment Documents in written notice to Tenant within ten (10) business days after receipt of such Tenant notice and LOC Replenishment Documents (such deemed acceptance by Landlord does not prevent Landlord from making further draws on the Supplemental LOC if it incurred other costs not then drawn or it later discovers or incurs other damage, loss or cost from such Event of Default). Notwithstanding the foregoing, however, no such Supplemental LOC draw by Landlord and subsequent replenishment by Tenant (or any other act by Tenant) shall be deemed to have cured any Event of Default if Landlord has terminated this Lease or permanently repossessed the Premises (or exercised its rights to permanently repossess the Premises, whether or not it yet has achieved physical possession thereof) prior to Tenant's tendering of LOC Replenishment Documents and applicable notice as contemplated in clauses (A) or
(B), above. Notwithstanding the foregoing, however, Landlord shall never be liable to Tenant (in damages or otherwise) for applying or drawing from the Supplemental LOC any damage claim of Landlord arising from a Event of Default by Tenant under this Lease (nor for any amount of rent, payment or cost reimbursement calculated by Landlord in good faith) notwithstanding that a court may later determine that the amount of damages (or rent, payment or cost reimbursement) claimed by Landlord was incorrectly determined by Landlord.

     (e) If the Supplemental LOC is drawn against in whole or in part, Tenant shall restore the drawable amount of the Supplemental LOC held by Landlord to its then required minimum amount (i.e., $1,500,000.00 less Reductions previously qualified for and accepted by Landlord), immediately upon (but in no event later than five (5) business days after) written demand by Landlord; provided, however, that Landlord shall never be obligated to hold more than one Supplemental LOC to cover the Supplemental LOC requirement herein and in no event shall Tenant be able to cure any Event of Default by restoration of the Supplemental LOC to the appropriate amount(s) after the date that Landlord elects to terminate this Lease pursuant to Section 25(a)(i) of the Lease or permanently repossess the Premises pursuant to Section 25(a)(ii) of the Lease. Subject to the provisions below, the original Supplemental LOC shall be returned to Tenant for cancellation within thirty (30) days after natural expiration of the stated Term of this Lease and surrender of the Premises by Tenant, less deductions for damages and other sums due under or on account of breach of this Lease.

     (f) Should any Supplemental LOC held by Landlord hereunder ever come within forty-five (45) days of expiration (without a substitute Supplemental LOC having been delivered to and accepted by Landlord prior to such time), such occurrence shall constitute an immediate and automatic Event of Default and Landlord shall be entitled at any time and from time to time thereafter to draw on such Supplemental LOC then held by it hereunder, in full or in part (at Landlord's election), and apply the same as provided hereunder; provided, however, that it shall not be an Event of Default by Tenant to allow such notice of non-renewal to be given by the issuer such that the Supplemental LOC expires no earlier than thirty (30) days after the last day of the stated Term of this Lease unless there is then an Event of Default existing under this Lease, in which event Tenant shall not permit such notice of non-renewal to be given until such Event of Default is fully cured or Landlord has been fully compensated for all damages, loss, cost and liability arising from such Tenant Event of Default. Under no circumstances shall Tenant be entitled to require that Landlord accept a cash deposit in lieu of the Supplemental LOC.

     (g) Expiration of the Supplemental LOC without the amount thereof being drawn by Landlord (or otherwise being deposited by Tenant with Landlord in cash), regardless of whether Landlord could have timely drawn down the amount of the Supplemental LOC thereunder, shall not excuse Tenant from the obligation to maintain the Supplemental LOC on deposit with Landlord at all times as required by this Exhibit, and shall


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constitute an immediate "Event of Default" by Tenant under this Lease should such situation occur. The Supplemental LOC shall be held by Landlord without obligation to pay or account for interest thereon, and no proceeds from any draw by Landlord on the Supplemental LOC shall ever be required to be segregated in any way from Landlord's other funds.

The provisions of this Exhibit survive any early termination of this Lease (including for Tenant Event of Default), and Landlord shall be entitled to hold, draw from and apply monies from the Supplemental LOC hereunder for as long as Landlord is due monies from Tenant hereunder, or continuing to incur damages, rent deficiencies or other obligations accruing from Tenant under or on account of this Lease or Tenant's Event of Default hereunder. Landlord is entitled to elect in its sole discretion whether to draw from the Security Deposit Letter of Credit or the Supplemental LOC hereunder, or partially from both, in the event of any circumstance or condition allowing Landlord to draw therefrom. Under no circumstance shall Tenant be entitled to require that Landlord pay Rent or other sums due hereunder from the Supplemental LOC.

II. LIMITED TENANT OFFSET RIGHTS. Tenant is hereby granted the following limited rights to offset certain obligations of Tenant to Landlord under this Lease, only as strictly and expressly provided in this Section II:

     (a) If Landlord is in default of its obligation to make a Deferred Payment to Tenant under Section 4(b) of the Sale Contract (as amended) and such Deferred Payment has been determined to be due by an Arbitration Ruling as defined therein and is still not paid on the tenth (10th) day after issuance/rendering of the Arbitration Ruling, then Tenant shall be entitled to offset from the next Base Rental and Additional Rent due under this Lease the amount of such Deferred Payment until the entire Deferred Payment is recovered by Tenant.

     (b) If Landlord is in default of its obligation to accept a Reduction of the Supplemental LOC hereunder, as determined by an Arbitration Ruling in respect thereto, and Landlord fails for a period of ten (10) days after the issuance of such Arbitration Ruling to accept proper Tenant-offered LOC Substitution Documents to accomplish the same, then Tenant shall be entitled to offset from the next Base Rental and Additional Rent due under this Lease the amount of such Reduction or Special Reduction until the entire amount thereof is recovered by Tenant; provided, however, even though Tenant is not in default of this Lease by reason of such offset, Landlord shall be entitled to draw the amount of such offset rent payments from the Supplemental LOC, without any obligation on the part of Tenant to restore the amount thereof under any provision hereof.


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